Exhibit 10.12

LOAN AGREEMENT

BETWEEN

SOUTHERN OHIO PORT AUTHORITY

AND

PURECYCLE: OHIO LLC

DATED AS OF OCTOBER 1, 2020

TABLE OF CONTENTS

SECTION		PAGE

ARTICLE I. DEFINITIONS		3

Section 1.1.	Definitions	3
Section 1.2.	Rules of Construction	3

ARTICLE II. REPRESENTATIONS AND COVENANTS		4

Section 2.1.	Representations and Covenants of the Issuer	4
Section 2.2.	Representations and Covenants of the Company	5
Section 2.3.	Covenant With Bondholders	11
Section 2.4.	Financial and Other Covenants	11
Section 2.5.	Operating Revenue Escrow Agreement	22
Section 2.6.	Derivatives	22
Section 2.7.	Continuing Disclosure Agreement	23
Section 2.8.	Operations and Maintenance Agreement	23
Section 2.9.	Transactions with Affiliates	23
Section 2.10.	Offtake Contracts	23
Section 2.11.	Feedstock Supply Contracts	23
Section 2.12.	Prohibition Against Competing Facilities	23
Section 2.13.	Company to Provide Notice to Trustee of Contingency Balance; Trustee to Provide Notice to Liquidity Reserve Escrow Agent and Guarantor; Deposits by Guarantor	23
Section 2.14.	Company to Cause Guarantor to Deposit Equity to Equity Account of Project Fund.	24

ARTICLE III. TITLE INSURANCE		24

Section 3.1.	Title Insurance	24

ARTICLE IV. ACQUISITION, CONSTRUCTION, EQUIPPING AND FINANCING OF THE PROJECT; ISSUANCE OF BONDS		25

Section 4.1.	Outside Completion Date	25
Section 4.2.	Issuance of the Bonds; Deposit of Bond Proceeds	26
Section 4.3.	Application of Moneys in Project Fund	26
Section 4.4.	Certificate of Completion	27
Section 4.5.	Completion by Company	27
Section 4.6.	Remedies To Be Pursued Against Contractors, Subcontractors, Materialmen and their Sureties	28

ARTICLE V. LOAN PAYMENT PROVISIONS		29

Section 5.1.	Loan Payments and Other Amounts Payable	29
Section 5.2.	Obligations of Company Hereunder Unconditional	32
Section 5.3.	Acceleration of Payment to Redeem Bonds	32
Section 5.4.	Credits Toward Loan Payments Required Hereunder	32

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LOAN AGREEMENT

This LOAN AGREEMENT, dated as of October 1, 2020 (this “Loan Agreement”), between the SOUTHERN OHIO PORT AUTHORITY, a port authority and body corporate and politic existing under the laws of the State of Ohio (the “Issuer”), and PURECYCLE: OHIO LLC, a limited liability company organized and existing under the laws of the State of Ohio, with an office located at 5950 Hazeltine National Drive, Suite 650, Orlando, FL 32822 (the “Company”).

W I T N E S E T H:

WHEREAS, Ohio Revised Code Sections 4582.21 through 4582.60 et seq. and Article VIII, Section 13 of the Ohio Constitution (collectively, the “Act”), authorizes a port authority, pursuant to the Act, to issue revenue bonds and loan the proceeds therefrom to an entity that has entered into a financing agreement with such port authority for the cost of acquisition, construction or installation of port authority facilities, with the loan to be secured by the pledge of a debt obligation of such person; and

WHEREAS, the Board of Directors of the Issuer has, by resolution adopted pursuant to and in accordance with the provisions of the Act, authorized the financing of a portion of the cost of acquiring, constructing and equipping certain solid waste disposal facilities which constitute “port authority facilities” (within the meaning of the Act) and which are more particularly described in this Loan Agreement and the Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and UMB Bank, N.A., as Trustee (the “Project”); and

WHEREAS, the Issuer proposes to issue its Southern Ohio Port Authority Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A (the “Series 2020A Bonds”), its Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B (the “Series 2020B Bonds” and together with the Series 2020A Bonds, the “Tax-Exempt Bonds”), and its Southern Ohio Port Authority Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C (the “Series 2020C Bonds” and together with the Tax-Exempt Bonds, the “Series 2020 Bonds” or the “Bonds”) in order to provide funds to loan to the Company for the purpose of (1) financing the acquisition, construction, installation and equipping of the Project, (2) funding a debt service reserve fund for the Senior Bonds, (3) financing capitalized interest in connection with the Project and (4) paying the costs of issuing the Bonds; and

WHEREAS, the Bonds shall be issued under and pursuant to the Indenture, pursuant to which the Issuer shall pledge and assign to the Trustee certain rights of the Issuer hereunder; and

WHEREAS, pursuant to this Loan Agreement, the Issuer will loan the proceeds of the Bonds to the Company to finance the foregoing costs, secured by the Security Documents (as defined in the Indenture); and

WHEREAS, the issuance, sale and delivery of the Bonds and the execution and delivery of this Loan Agreement and the Indenture have been in all respects duly and validly authorized in accordance with the Act and the Bond Resolution (as defined in the Indenture).

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NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, and the parties hereto hereby formally covenant, agree and bind themselves as follows (but, in the case of the Issuer, solely to the extent set forth in Section 12.9 hereof), to wit:

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ARTICLE I.
DEFINITIONS

Section 1.1.          Definitions. All capitalized terms used in this Loan Agreement and not otherwise defined shall have the meanings assigned thereto in Article I of the Indenture which are incorporated herein and made a part hereof by reference. Notwithstanding anything to the contrary herein, in the event of a conflict in terms between this Loan Agreement and the Indenture, the terms set forth in the Indenture shall govern such provision.

Section 1.2.          Rules of Construction. Unless the context clearly indicates to the contrary, the following rules shall apply to the construction of this Loan Agreement.

(a)          Words importing the singular number shall include the plural number and vice versa.

(b)          Words importing the redemption or calling for redemption of Bonds shall not be deemed to refer to or connote the payment of the Bonds at their stated maturity.

(c)          All references herein to particular articles or sections are references to articles or sections of this Loan Agreement.

(d)          The use of the neuter gender shall include the masculine and feminine genders as well.

(e)          The table of contents and headings of the several sections herein are solely for convenience of reference and shall not control, affect the meaning of or be taken as an interpretation of any provision of this Loan Agreement.

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ARTICLE II.
REPRESENTATIONS AND COVENANTS

Section 2.1.          Representations and Covenants of the Issuer. The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

(a)          The Issuer is a port authority and body corporate and politic validly existing under the laws of the State.

(b)          Based upon representations of the Company as to the utilization of the Project, the Project will constitute “port authority facilities” as defined in the Act, is consistent with the purposes of the Act, will create additional employment opportunities within the jurisdiction of Southern Ohio Port Authority, and will benefit the health, safety, morals and general welfare of the citizens of the Issuer and the State.

(c)          The Project, and the financing thereof by the Issuer, is consistent with the purposes of the Act.

(d)          The Issuer has the necessary power under the Act and has duly taken all action on its part required to execute and deliver the Issuer Documents, to undertake the transactions contemplated by the Issuer Documents to finance the Project and to carry out its obligations hereunder and thereunder, including the assignment of certain of its rights hereunder to the Trustee.

(e)          Neither the execution and delivery of the Issuer Documents, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provision of the Issuer Documents will conflict with or result in a breach by the Issuer of any of the terms, conditions or provisions of the Act or any restriction, agreement, instrument, order or judgment to which the Issuer is a party or by which it is bound, or will constitute a default by the Issuer under any of the foregoing.

(f)          Pursuant to the Bond Resolution, the Issuer has duly authorized the execution and, delivery of the Issuer Documents and the issuance and sale of the Bonds. The Issuer also has approved the Section entitled the “ISSUER” and the Section entitled “LITIGATION – The Issuer” in the Limited Offering Memorandum.

(g)          When duly executed and delivered on behalf of the Issuer, and assuming the due authorization, execution and delivery by the other parties thereto, each of the Issuer Documents shall constitute a valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms, provided that the enforceability of the Issuer Documents may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.

(h)          To the best knowledge of the Issuer, as of this date, there is no action, suit or proceeding at law or in equity, pending or threatened against the Issuer to restrain or enjoin the issuance or sale of the Bonds or in any way contesting the validity or affecting the power of the Issuer with respect to the issuance and sale of the Bonds or the documents or instruments executed by the Issuer in connection therewith or the existence of the Issuer or the power or the right of the Issuer to finance the Project.

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(i)           To assist in financing the Project Costs, the Issuer will issue the Bonds.

Section 2.2.          Representations and Covenants of the Company. The Company makes the following representations and covenants as the basis for the undertakings on its part herein contained:

(a)          The Company is a limited liability company and is duly organized and validly existing under the laws of the State, has the power and authority to do business in the State, to own its properties and assets and to carry on its business as now being conducted (and as now contemplated by the Company) and has the power to perform all the undertakings of the Company Documents and the Project Documents, to carry out its obligations hereunder and to execute, deliver and perform the Company Documents and the Project Documents.

(b)          No approval of any Governmental Authority except building permits, environmental permits and like permits and approvals, which the Company will obtain prior to performing construction, and which are available without undue delay or burden is required for the Company to execute and deliver the Company Documents or to perform its obligations thereunder, except for such approvals as have been obtained.

(c)          On the date of execution of this Loan Agreement, the Company shall execute the Promissory Notes in the form attached hereto as Exhibit A.

(d)          The execution, delivery and performance by the Company of the Company Documents, the Project Documents and other instruments required by this Loan Agreement:

(i)          have been duly authorized by all requisite action of the Company and its Sole Member;

(ii)         to the best knowledge of the Company, do not and will not conflict with or violate any provision of law, rule or regulation, any order of any court or other agency of government applicable to the Company;

(iii)        do not and will not conflict with or violate any provision of any charter document or operating agreement of the Company;

(iv)        do not and will not violate or result in a default under any other indenture, agreement or other instrument to which the Company is a party;

(v)         do not and will not result in the creation or imposition of any lien, charge or encumbrance of any nature on the assets of the Company, other than the liens created by the Company Documents; and

(vi)        have been duly executed and delivered by the Company and are enforceable against the Company in accordance with their terms, subject to the limitation that the enforceability of such documents may be limited by bankruptcy or other laws relating to or limiting creditors’ rights generally and the application of general principles of equity.

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(e)          There is no action, suit or proceeding at law or in equity or by or before any governmental instrumentality or other agency now pending or, to the knowledge of the Company after due inquiry, threatened against or affecting it, or any of its properties or rights, which, if adversely determined, would (i) adversely affect the transactions contemplated by the Company Documents, (ii) adversely affect the validity or enforceability of the Company Documents, (iii) adversely affect the ability of the Company to perform its obligations under the Company Documents, (iv) impair the value of the Collateral, (v) impair the Company’s right to carry on its business substantially as now conducted (and as now contemplated by the Company) or (vi) have a Material Adverse Effect on the Company’s financial condition, future results of operations or future business prospects.

(f)          The Company, to the best of its knowledge, is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument, including the Project Documents, to which it is a party or by which it is bound.

(g)          The Company is a single purpose entity whose sole business is the development of, ownership of and operation of the Project.

(h)          The Company Documents or any other document, certificate or statement furnished to the Trustee or the Issuer by or on behalf of the Company are true, correct and complete and do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, when made, contained herein and therein not misleading or incomplete. It is specifically represented that the Company is not a party to any litigation nor, to the best of its knowledge, is the subject of any investigation or administrative proceeding. It is specifically understood by the Company that all such statements, representations and warranties shall be deemed to have been relied upon by the Issuer as an inducement to issue the Bonds and that if any such statements, representations and warranties were false at the time they were made, the Issuer may, in its sole discretion, consider any such misrepresentation or breach of warranty an Event of Default as defined in Section 10.1 hereof and exercise the remedies provided for in this Loan Agreement.

(i)          The Company has not taken and will not take any action and knows of no action that any other Person has taken or intends to take, which would cause interest income on the Tax-Exempt Bonds to be includable in the gross income of the recipients thereof under the Code.

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(j)          As constructed, the Project will conform to and comply with all federal, state and local zoning, environmental, land use and other Applicable Laws and the requirements of all Governmental Authorizations, except such noncompliance as could not reasonably be expected to have a Material Adverse Effect. The Project is being owned, operated and maintained in compliance with all Applicable Laws and in compliance with the requirements of all Governmental Authorizations, except such noncompliance as could not reasonably be expected to have a Material Adverse Effect. All certificates, approvals, applicable permits and authorizations of applicable local Governmental Authorities, the State and the federal government, which are necessary prior to the commencement of the construction or use of the Project, have been obtained and are in full force and effect or are expected by the Company to be obtained prior to the commencement of the construction or use of the Project, as applicable. The Company shall obtain any necessary certificates, approvals, applicable permits and authorizations of applicable local Governmental Authorities, the State and the federal government prior to the commencement of the construction or use of the Project, as applicable. Included in Schedule I hereto are (i) all such certificates, approvals, applicable permits and authorizations of applicable local Governmental Authorities, the State and the federal government which as of this date are necessary prior to the commencement of the construction or use of the Project, as applicable, and (ii) the expected date of receipt of such certificates, approvals, applicable permits and authorizations which have not been obtained.

(k)          The services to be performed, the materials to be supplied and the real property interests, and other rights granted pursuant to the Construction Contract: (i) comprise all the property interest necessary to secure all rights material to the development of the Project in accordance with all Applicable Laws and in accordance, with the schedules and budgets set forth in the Construction Contract; (ii) are sufficient to enable the Project to be located, constructed and operated on the Land; and (iii) provide adequate ingress and egress from the Land for any purpose in connection with the development of the Project.

(l)          Other than construction of the FEU for which the Company has received a Certificate of Occupancy, the constituent parts of the Project were not commenced prior to the Closing Date. The Company has not incurred any expense prior to such Closing Date, for which it shall seek reimbursement from the Project Fund, other than a Proper Charge.

(m)          The Company owns or has rights to use all intellectual property necessary to continue to conduct its business as now conducted by it and as presently proposed to be conducted by it. The Company conducts its business and affairs, to the best of its knowledge and without any notice to the contrary form any third party, without infringement of or interference with any license, patent, copyright, trademark or other intellectual property of any other Person in any material respect.

(n)          No Default or Event of Default has occurred and is continuing or will result from the consummation of the transactions contemplated in the Company Documents or the Project Documents.

(o)          The Company has not entered into any agreement (other than the Company Documents) prohibiting the creation or assumption of any Lien upon any of its properties or assets, whether now owned or hereafter acquired.

(p)          Neither the execution and delivery of this Loan Agreement, the other Financing Documents or the Project Documents to which the Company is a party, the consummation of the transactions contemplated hereby or thereby nor the fulfillment of or compliance with the provisions hereof or thereof will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of organization or the operating agreement of the Company or of any agreement, instrument, order or judgment to which the Company is a party or by which it is bound, or will constitute a default under any of the foregoing, or result in the creation or imposition of any Lien of any nature upon any of the Property of the Company under the terms of any such agreement, instrument, order or judgment.

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(q)          The Project constitutes “port authority facilities” within the definition of the Act and so long as the Bonds shall be Outstanding, the Company will not take any action, or fail to take any action, which would cause the Project not to constitute “port authority facilities” as such term is defined in the Act.

(r)          Except for Permitted Liens, the Project is not now, and shall not be, and throughout the Contract Term the operation of the Project shall not be, in violation of any applicable building, zoning, environmental, planning and subdivision laws, rules and regulations of any Governmental Authority.

(s)          All utility services required for the Project and the operation thereof for its intended purposes are available at the boundaries of the Land, including water supply, storm and sanitary sewer, gas, electric power and telephone facilities and the Company either has entered into service agreements with each provider thereof or is entitled to service at standard tariff rates by legal right.

(t)          The Company will comply with all the terms, conditions and provisions of the Tax Compliance Agreement.

(u)          The Company shall perform or cause to be performed, for or on behalf of the Issuer, each and every obligation of the Issuer under and pursuant to the Tax Compliance Agreement, the Indenture and the Mortgage to the extent such obligations are capable of being performed by the Company, as opposed to being capable of being performed only by the Issuer.

(v)          The Company, no later than the date of issuance of the Bonds, shall deposit funds in the Equity Account of the Project Fund, in the amount of $50,000,000.

(w)          The Company, no later than the date of issuance of the Bonds, shall deposit funds in the Senior Tax-Exempt Capitalized Interest Subaccount of the Capitalized Interest Account of the Project Fund, in the amount of $10,000,000.

(x)          The Company, no later than January 31, 2021, shall deposit additional funds in the Equity Account of the Project Fund, in the amount of $18,846,989.00.

(y)          The Company, no later than January 31, 2021, shall deposit additional funds in the Contingency Account of the Project Fund, in the amount of $21,153,011.00

(z)          The legal description of the Land on which the Project will be built is attached hereto as Exhibit B and such description is accurate in all material respects.

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(aa)        Except as stated herein, (i) the Company has no knowledge after due inquiry of any activity at the Project, or any storage, treatment or disposal of any Hazardous Materials connected with any activity at the Project, which has been conducted, or is being conducted, in violation of any Environmental Law; (ii) the Company has no knowledge after due inquiry of any of the following which could give rise to material liabilities, material costs for remediation or a material adverse change in the business, operations, assets, condition (financial or otherwise) or prospects of the Company: (A) contamination present at the Land; (B) polychlorinated biphenyls present at the Land; (C) asbestos or materials containing asbestos present at the Land; (D) urea formaldehyde foam insulation present at the Land; or (E) lead-based paint at the Land; (iii) the Company has no knowledge after due inquiry of any investigation of the Land for the presence of radon; (iv) the Company has no knowledge after due inquiry of any tanks presently or formerly used for the storage of any liquid or gas above or below ground are present at the Land; (v) the Company has no knowledge after due inquiry of any condition, activity or conduct existing on or in connection with the Land which constitutes a violation of Environmental Laws; (vi) the Company has no knowledge after due inquiry of any notice that has been issued by any Governmental Authority to the Company identifying the Company as a potentially responsible party under any Environmental Laws; (vii) the Company has no knowledge after due inquiry of any investigation, action, proceeding or claim by any Governmental Authority or by any third party which could result in any liability, penalty, sanctions or judgment under any Environmental Laws with respect to the Land; and (viii) the Company is not required to obtain any permit or approval from any Governmental Authority and need not notify any Governmental Authority pursuant to any Environmental Law with regard to the construction of the Project. The Company acknowledges that there are certain restrictive covenants, which covenants run with the land and bind the Project Site and are also known as activities and use limitations (“AULs”), related to the use of the Project Site, which limitations are included in Exhibit B to that certain Limited Warranty Deed from The Dow Chemical Company (the “Dow Chemical”) to Lawrence Economic Development Corporation, recorded at Book 885, Pages 564-577 in the Official Records of the Lawrence County, Ohio Recorder (the “Dow Deed”), a copy of which is included as EXHIBIT E hereto, and include the following (which descriptions are qualified by reference to EXHIBIT E in its entirety): (i) The Project Site shall be used only for non-residential purposes and shall not be used for, among others, residential or quasi-residential purposes (to be interpreted as broadly as possible), such as group homes, schools, hotels, hospitals, or recreational facilities; (ii) the ground water under the Project Site shall not be extracted, pumped, accessed or used in any manner, except as stated for remediation and monitoring activities; (iii) Dow Chemical, for itself and its successors and assigns, acknowledged that environmental remediation and/or monitoring has been conducted on the Project Site and that Dow Chemical is a signatory to an Administrative Order on [sic] Consent (“AOC”) affecting the Project Site that was entered into by Dow Chemical with the U.S. Environmental Protection Agency (“USEPA”) and that Dow Chemical has installed certain monitoring Wells (as defined in EXHIBIT E hereto) and other environmental equipment owned by Dow Chemical on, in or under the Project Site in the approximate locations shown on Exhibit E-1 attached to EXHIBIT E hereto, which Wells and equipment remain the property solely of Dow Chemical. Dow Chemical’s conveyance to the Company’s predecessor-in-title was made subject to a perpetual right of ingress and egress to the Project Site in favor of Dow Chemical and its successors and assigns to enter upon the Project Site for the purpose of inspecting, operating, monitoring, maintaining, repairing, removing, and replacing the Wells, and installing additional monitoring or recovery Wells that may be required by any Governmental Authorities (as defined therein) and as otherwise necessary for or appropriate for ongoing inspection, maintenance, remediation, sampling, monitoring or other activities associated with the remediation of Dow Chemical’s property that is adjacent to the Project Site and/or Dow Chemical’s implementation of the AOC and any and all work required thereunder. Dow Chemical agreed to consult with its grantee, and the successors and assigns of the grantee, with respect to the location of additional Wells or related equipment; provided, any alternate location of Wells must be satisfactory to the Governmental Authorities, if applicable, and reasonably satisfactory to Dow Chemical. The perpetual right of ingress and egress retained by Dow Chemical runs with the land in perpetuity; provided, that Dow Chemical provided that the right may be amended or terminated in a future written, recorded agreement entered into between Dow Chemical and its grantee. The Company, its agents, employees, contractors, successors and assigns shall not interfere with any action or entry by Dow Chemical or its successors or assigns onto the Project Site pursuant to the Dow Deed and the perpetual right of ingress and egress granted therein. In the event of damage to the Wells as the result of any act or omission of the Company, as successor to Dow Chemical’s Grantee, or any act of a third party, including without limitation, theft or vandalism, the Company and its successors and assigns shall reimburse Dow Chemical for the cost of remedying such damager after written demand therefore, except to the extent that such damage is caused by Dow Chemical, its successors, assigns or their contractors. The Company acknowledges that it may encounter contaminated soil and groundwater during excavation or construction on the Project Site that could require special disposal; and the Company may encounter the presence of asbestos and/or lead-based paint during demolition and building renovations on the Project Site and that the Company shall properly remediate and dispose of any and all such contaminated soil, asbestos and lead-based paint. The Company or Guarantor may have potential financial liability for the proper disposal of approximately 420 cubic-yard soil stockpile, which was placed at an off-site contractor’s yard to mitigate the on-site impacts associated with the September 25, 2018 release of oil on the Project Site.

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(bb)        Neither the Company nor any Person holding any legal or beneficial interest whatsoever in the Company is included in, owned by, controlled by, acting for or on behalf of, providing assistance, support, sponsorship, or services of any kind to, or otherwise associated with any of the persons or entities referred to or described in Executive Order 13224 — Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism, as amended.

(cc)        The Company has furnished the Underwriter and the Trustee with true and complete sets of the Plans and Specifications. The Plans and Specifications so furnished comply with all Applicable Laws and all Governmental Authorizations. The Company shall complete the Project in accordance with the Plans and Specifications.

(dd)        The Company will (i) preserve and maintain in full force and effect its existence as a limited liability company under the Applicable Laws of the state of its organization, and its rights and privileges and its qualification to do business in the State, (ii) not dissolve or otherwise dispose of more than three percent (3%) of the net book value of its Property, Plant and Equipment and personal and intangible assets (based upon the then most recent audited financial statements), except in the ordinary course and for fair market value in an arms-length transaction, (iii) not consolidate with or merge into another entity or permit one or more other entities to consolidate with or merge into it, and (iv) not amend any provision of its certificate of formation or its operating agreement relating to its purpose, membership interests, management or operation without the prior written consent of the Majority Holders.

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(ee)        The Company shall: (i) not engage in any business or activity, other than the ownership, renovation, operation and maintenance of the Project and activities incidental thereto; and (ii) not acquire, own, hold, lease, operate, manage, maintain, develop or improve any assets other than the Project and such personal property as may be necessary for the operation of the Project and shall conduct and operate its business as presently conducted and operated.

(ff)         The Company shall: (i) not unreasonably maintain its assets in a way that is difficult to segregate and identify; (ii) ensure that business transactions between the Company and any affiliate of the Company shall be entered into upon terms and conditions that are substantially similar to those that would be available on an arms-length basis with a third Person other than the affiliate; (iii) except as expressly permitted herein, not incur or contract to incur any obligations, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than the obligations evidenced by this Loan Agreement and the other Company Documents; (iv) not make any loans or advances to any third Person (including any affiliate of the Company); (v) file its own tax returns; (vi) distribute revenue to any affiliate, member or any other Person except as expressly permitted by this Loan Agreement; and (vii) not commingle the funds and other assets of the Company with those of any affiliate or any other Person.

Section 2.3.          Covenant With Bondholders. The Issuer and the Company agree that this Loan Agreement is executed in part to induce the purchase of the Bonds. Accordingly, all representations, covenants and agreements on the part of the Issuer and the Company set forth in this Loan Agreement are hereby declared to be for the benefit of the Trustee and the Holders from time to time of such Bonds, which benefit is coupled with an interest and conveys full power of enforcement by the Bondholders as may be permitted by Applicable Law and the terms of the Indenture.

Section 2.4.          Financial and Other Covenants.

(a)          The Company makes the following financial covenants (the “Financial Covenants”) for as long as any Bonds are outstanding: (i) a debt service coverage ratio covenant; and (ii) a Days Cash on Hand covenant. In addition, the Company will not make any distributions to its members prior to the first day of its Fiscal Year beginning January 1, 2024. Thereafter, the Company will only make distributions to its members one time per year after the delivery of Audited Financial Statements and only so long as the provisions of Section 2.4(b)(viii) hereof are satisfied.

(i)          Debt Service Coverage Ratio Covenant.

(A)         For each Fiscal Year, commencing with the Fiscal Year ended December 31, 2023, the Company will produce sufficient annual Gross Revenues in order to provide: (I) a Senior Debt Service Coverage Ratio equal to at least 150% for such Fiscal Year (the “Senior Parity Coverage Requirement”); and (II) a ratio of at least 110% of (a) Net Income Available for Debt Service to (b) all obligations of the Company which are charges, liens, Indebtedness or encumbrances upon or payable from the Gross Revenues, including but not limited to Senior Bonds, Parity Indebtedness and Subordinate Bonds (the “Overall Coverage Requirement”) calculated at the end of each Fiscal Year, based upon the Audited Financial Statements of the Company.

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(B)         If for any Fiscal Year, the Company’s Senior Parity Coverage Requirement falls below 150% or the Overall Coverage Requirement falls below 110%, the Company covenants to retain promptly an Independent Consultant to make recommendations to increase Net Income Available for Debt Service in the following Fiscal Year to the level required or, if in the opinion of the Independent Consultant the attainment of such level is impracticable, to the highest level attainable for such Fiscal Year and the number of Fiscal Years required to return the Company to compliance with the Senior Parity Coverage Requirement and the Overall Coverage Requirement. The Company will provide notice of the proposed retention of an Independent Consultant within three (3) Business Days of such retention to the Trustee (with a direction to the Trustee to notify Bondholders), which notice shall specify the identity of the Independent Consultant proposed to be retained by the Company, and as soon as practicable thereafter the Trustee shall, at the expense of the Company, notify all Holders of Bonds by means of a posting to EMMA of the identity of such Independent Consultant. If within 30 calendar days of providing such notice, the Majority Holders notify the Trustee in writing that they object to the retention of such Independent Consultant, such Independent Consultant shall not be retained by the Company and the Company will provide notice of the proposed retention of a different Independent Consultant in the same manner. If such objection has not been received by the Trustee within 30 calendar days of providing such notice, the retention of such Independent Consultant shall be deemed to have been approved by the Majority Holders. The process will continue until the Company has proposed retention of an Independent Consultant that is not objected to by the Majority Holders.

(C)         “Independent Consultant,” as used in this Loan Agreement, means any independent professional consulting, accounting, engineering, financial advisory firm or commercial banking firm or individual selected by the Company in accordance with this Section 2.4(a)(i) having the skill and experience necessary to render the particular report required and having a favorable reputation for such skill and experience, and which firm is licensed by, or permitted to practice in, the State, and which firm or individual does not control the Company, is not employed by the Company, except to perform the services required by this Loan Agreement, and is not controlled by or under common control with the Company. The Trustee shall have no responsibility to review such report or monitor compliance by the Company with any such recommendations.

(D)         The Company agrees to transmit a copy of the report of the Independent Consultant to the Trustee within five (5) calendar days of the receipt of such recommendations. The Company will, promptly upon its receipt of such recommendations, take such action as will be in substantial conformity with such recommendations.

(E)         If the Company retains and the Independent Consultant confirms that the Company has substantially complied with the recommendations of the Independent Consultant, an Event of Default shall not be deemed to have occurred; provided, however, that, notwithstanding any provision in this Loan Agreement to the contrary, an Event of Default will exist if the Senior Parity Coverage Requirement ratio is less than 125% for any Fiscal Year or if the Overall Coverage Requirement ratio is less than 110% for any Fiscal Year commencing with the Fiscal Year ending December 31, 2023.

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(ii)         Days Cash on Hand Covenant.

(A)         The Company will manage its business such that Days Cash on Hand, commencing with the period ending December 31, 2023, will not be less than 75 Days Cash on Hand for such Fiscal Year (the “Days Cash on Hand Requirement”). The Days Cash on Hand will be tested commencing December 31, 2023, and annually each December 31 thereafter based on such Fiscal Year.

(B)         The determination of operating expenses will be made utilizing the last Audited Financial Statements of the Company.

(C)         If, at the end of any Fiscal Year, Days Cash on Hand is less than the Days Cash on Hand Requirement, the Company covenants to retain promptly an Independent Consultant to make recommendations to increase Days Cash on Hand in the following Fiscal Year to the Days Cash on Hand Requirement for such Fiscal Year or, if in the opinion of the Independent Consultant the attainment of such level is impracticable, to the highest level attainable for such Fiscal Year and the number of Fiscal Years required to return to the Days Cash on Hand Requirement.

(D)         The Company will provide notice of the proposed retention of an Independent Consultant within three (3) Business Days of such retention to the Trustee (with a direction to the Trustee to notify the Bondholders), which notice shall specify the identity of the Independent Consultant proposed to be retained by the Company, and as soon as practicable thereafter the Trustee shall notify all Holders of Bonds by means of a posting to EMMA of the identity of such Independent Consultant. If within 30 calendar days of providing such notice, the Majority Holders notify the Trustee in writing that they object to the retention of such Independent Consultant, such Independent Consultant shall not be retained by the Company and the Company will provide notice of the proposed retention of a different Independent Consultant in the same manner. If such objection has not been received by the Trustee within 30 calendar days of providing such notice, the retention of such Independent Consultant shall be deemed to have been approved by the Majority Holders. The process will continue until the Company has proposed retention of an Independent Consultant that is not objected to by the Majority Holders.

(E)         The Company agrees to transmit a copy of the report of the Independent Consultant to the Trustee within five (5) calendar days of the receipt of such recommendations. The Company shall, promptly upon its receipt of such recommendations, take such action as shall be in substantial conformity with such recommendations. The Trustee shall have no responsibility to review such report or monitor compliance with any such recommendations.

(F)         Notwithstanding the Company’s retaining of and the Independent Consultant’s confirmation that the Company has substantially complied with the recommendations of the Independent Consultant, an Event of Default shall exist and be continuing if the Company’s Days Cash on Hand is less than 60 Days Cash on Hand.

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(iii)        Repair and Replacement Fund Covenant. The Repair and Replacement Fund Requirement shall initially be $3,261,291.29. The Company agrees that portions of the Loan Payments in the amounts and on the dates set forth in Section 5.1(a)(i)(D) and 5.1(a)(ii)(F) hereof shall be deposited into the Repair and Replacement Fund on the dates and in the amount set forth therein, until the initial Repair and Replacement Fund Requirement is met, so long as the Bonds are outstanding. Periodically, and no less frequently then once on or prior to the eighth anniversary of the Completion Date and once within the six-month period prior to every subsequent fourth anniversary of execution of the Completion Date, the Company shall obtain certification of an Independent Consultant that the Repair and Replacement Requirement at that time is sufficient to ensure ongoing operation of the Project during the reasonably expected economic life of the Project. If a deficiency exists or arises in the Repair and Replacement Fund after the last monthly deposit required pursuant to Section 5.1(a)(ii)(F) hereof, the Company shall replenish such deficiency in accordance with Section 4.17(e) of the Indenture.

(b)          In addition, the Company makes the following covenants:

(i)          Additional Senior and Subordinate Parity Indebtedness Covenant. The Company will not issue or incur additional Senior Parity Indebtedness, unless the Company satisfies all of the following conditions:

(A)         the Company will file with the Trustee:

(I)          written consent the Majority Holders to the issuance or incurrence of such additional Senior Parity Indebtedness;

(II)         a certificate of an Authorized Representative of the Company demonstrating that, during the Company’s last audited Fiscal Year, the Company’s Senior Debt Service Coverage Ratio was at least equal to the Senior Parity Coverage Requirement for all Senior Parity Indebtedness plus the Parity Indebtedness proposed to be issued; provided, however, that if the Company incurs additional Indebtedness prior to the completion of a full Fiscal Year, the Company shall not be required to deliver such certificate;

(III)        a certificate of an Independent Consultant that the Company’s Senior Debt Service Coverage Ratio for each of the next five (5) Fiscal Years following the earlier of (1) the end of the period during which interest on the Parity Indebtedness proposed to be incurred is to be capitalized or, if no interest is capitalized, the Fiscal Year in which the Parity Indebtedness proposed to be incurred is incurred, or (2) the date on which substantially all projects financed with the Parity Indebtedness proposed to be incurred and all projects financed with existing Parity Indebtedness are expected to commence operations, will be at least equal to the Senior Parity Coverage Requirement for such five (5) Fiscal Year period; provided, that for the purpose of providing this Consultant’s Report, the Independent Consultant may adjust the foregoing estimated Senior Debt Service Coverage Ratio to reflect an allowance for Net Income Available for Debt Service that is estimated to be derived from any contractual increase in the rates, fees and charges under contracts then in effect and being charged or from any increase in the rates, fees and charges that the Company is legally entitled to; provided, further, that the Independent Consultant in making such certificate shall take into consideration the remaining term(s) on the then existing Feedstock Supply Contracts and Offtake Contracts and other matters applicable to such five (5) Fiscal Year projection that in the Independent Consultant’s professional judgment should be considered;

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(IV)            a certificate by an Authorized Representative of an Construction Monitor that the additional Senior Parity Indebtedness will only be used to pay Capital Additions and that the Capital Additions to be acquired and constructed with the proceeds of such parity obligation is technically feasible, all legal entitlements, permits and approvals necessary and appropriate for such Capital Additions have been obtained and are in full force and effect, and the estimated cost of the acquisition and construction thereof is reasonable, and (after giving effect to the completion of all uncompleted Capital Additions) the rates, fees and charges estimated to be fixed and prescribed for the operation of such Capital Additions for each Fiscal Year from the Fiscal Year in which such additional Senior Parity Indebtedness is incurred to and including the first complete Fiscal Year after the latest commencement date of operation of any uncompleted Capital Additions are economically feasible and reasonably considered necessary based on projected operations for such period, and stating that, to the best of such officer’s knowledge, the assumptions contained in the forecast/projection of the Independent Consultant are reasonable;

(B)            At the time of such incurrence of Senior Parity Indebtedness, no Event of Default shall have occurred and be continuing;

(C)            At the time of such incurrence of additional Senior Parity Indebtedness, the Senior Bonds Debt Service Reserve Fund and the Repair and Replacement Fund are both fully funded to their respective required amounts under the Indenture; and

(D)            Upon the incurrence of such additional Senior Parity Indebtedness, an account within the Debt Service Reserve Fund shall be established for such additional Senior Parity Indebtedness and funded in an amount at least equal to the reserve requirement established for and applicable to such Parity Indebtedness.

(ii)            The Company will not issue or incur additional Subordinate Parity Indebtedness, unless the Company satisfies all of the following conditions:

(A)            The Company will file with the Trustee:

(I)               written consent of the Majority Holders to the incurrence of such additional Subordinate Parity Indebtedness if the incurrence of such additional Subordinate Parity Indebtedness occurs prior to execution of the Certificate of Completion;

(II)             a certificate of an Independent Consultant demonstrating that, during the Company’s last audited Fiscal Year, the Company’s Overall Debt Service Coverage Ratio was at least equal to 125%, including the Subordinate Parity Indebtedness proposed to be issued; provided, however, that if the Company incurs additional Indebtedness prior to the completion of a full Fiscal Year, the Company shall not be required to deliver such certificate;

(III)            a certificate by an Authorized Representative of the Company that the additional Indebtedness will only be used to pay Capital Additions and that Capital Additions to be acquired and constructed with the proceeds of such Subordinate Parity Indebtedness is technically feasible and the estimated cost of the acquisition and construction thereof is reasonable, and (after giving effect to the completion of all uncompleted Capital Additions) the rates, fees and charges estimated to be fixed and prescribed for the operation of the Capital Additions for each Fiscal Year from the Fiscal Year in which such additional Subordinate Parity Indebtedness is incurred to and including the first complete Fiscal Year after the latest commencement date of operation of any uncompleted Capital Additions are economically feasible and reasonably considered necessary based on projected operations for such period, and stating that, to the best of such officer’s knowledge, the assumptions contained in the forecast/projection of the Independent Consultant are reasonable;

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(B)            At the time of such incurrence of Subordinate Parity Indebtedness, no Event of Default shall have occurred and be continuing except as permitted in Section 2.13(b)(vi)(A) of the Indenture;

(C)            Upon the incurrence of additional Subordinate Parity Indebtedness, the Subordinate Bonds Debt Service Reserve Fund and the Repair and Replacement Fund are both fully funded to their respective required amounts under the Indenture; and

(iii)           Non-Parity Indebtedness Covenant. The Company may incur unsecured Indebtedness and Indebtedness subordinate to the obligations under this Loan Agreement, including Short-Term Indebtedness, Subordinate Debt and Contingent Debt Liabilities, for working capital purposes, solely for use at the Project, in an amount not more than $5,000,000, provided that in no event will the Company incur such non-parity Indebtedness in excess of such amount that, when taking into consideration all payments required on any outstanding Bonds for the Fiscal Year prior to the date of calculation, would produce a Debt Service Coverage Ratio of less than what is required pursuant to the Debt Service Coverage Ratio covenant set forth in Section 2.4(a)(i) hereof. The Company covenants that except as specifically permitted, it will not create, assume, incur or suffer to be created, assumed or incurred any liens on the Project or any of its revenues (other than Permitted Liens).

(iv)          Permitted Transfers of Property. The Company may transfer Property as follows:

(A)            Payments for goods and services in arm’s length transactions, investments of funds and transfers of Property replaced in the ordinary course of business.

(B)            Transfers of Property, Plant and Equipment aggregating in any Fiscal Year not more than three percent (3%) of the net book value of its Property, Plant and Equipment and tangible assets (based upon the then most recent audited financial statements); provided that no such transfer shall be permitted if such transfer would have a Material Adverse Effect.

(C)            Transfers of Property, Plant and Equipment at any one time in excess of three percent (3%) of the net book value of its Property, Plant and Equipment and tangible assets (based upon the then most recent audited financial statements), provided that (I) the Financial Covenants were met for the prior Fiscal Year, (II) an Independent Consultant having experience in the operation and physical requirements of facilities similar to the Project certifies such transfer of Property, Plant and Equipment will not adversely affect use or operation of the Project, and (III) either: (1)  an Accountant certifies that if such transfer of Property, Plant and Equipment had been made at the commencement of the prior Fiscal Year, the Senior Debt Service Coverage Ratio would have been at least one hundred percent (100%) of the actual Senior Debt Service Coverage Ratio and not less than one hundred fifty percent (150%), after giving effect to such transfer; or (2) the Company provides a report of a consultant forecasting that, for the two Fiscal Years following the transfer of such Property, Plant and Equipment, the Senior Debt Service Coverage Ratio will be at least one hundred percent (100%) of the actual Senior Debt Service Coverage Ratio for the prior Fiscal Year and not less than one hundred fifty percent (150%), after giving effect to such transfer.

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(D)            Distribution of assets, cash or investments to members of the Company made in accordance with Section 2.4(b)(vii) hereof.

(v)           Permitted Liens. The Company shall not create any Liens on any of its Property, Plant or Equipment, including its cash, investments and Gross Revenues, other than:

(A)            Liens arising from acquisition or leasing of equipment in the form of purchase money security interests, so long as the test set forth in Section 2.4(b)(iii) hereof is satisfied;

(B)            Utility and access easements, title exceptions, if set forth in the Title Policy; and

(C)            Permitted Liens.

(vi)          Listed Event Notices. The Company shall provide, or cause to be provided, notice of the occurrence of any of the following events (each, a “Listed Event”) to the Trustee, and to the Bondholders in accordance with the Continuing Disclosure Agreement, and shall provide such information to DTC as set forth in (D) below, as described below (provided the Trustee shall have no obligation to review any such notice):

(I)               Principal and interest payment delinquencies;

(II)             Non-payment related defaults, if material;

(III)            Unscheduled draws on debt service reserves;

(IV)            Unscheduled draws on credit enhancements;

(V)             Substitution of credit or liquidity providers, or their failure to perform;

(VI)            Adverse tax opinions, the issuance by the Internal Revenue Service of proposed or final determinations of taxability, Notices of Proposed Issue (IRS Form 5701-TEB) or other material notices or determinations with respect to the tax status of the Tax-Exempt Bonds, or other material events affecting the tax status of the Tax-Exempt Bonds;

(VII)           Modifications to rights of Bondholders;

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(VIII)         Bond calls and tender offers;

(IX)            Defeasances;

(X)             Release, substitution or sale of property securing repayment of the Bonds;

(XI)            Rating changes;

(XII)          Bankruptcy, insolvency, receivership or similar event of the Company. For purposes of this clause (XII), any such event shall be considered to have occurred when any of the following occur: the appointment of a receiver, fiscal agent or similar officer for the Company in a proceeding under the U.S. Bankruptcy Code or in any other proceeding under state or federal law in which a court or governmental authority has assumed jurisdiction over substantially all of the assets or business of the Company, or if such jurisdiction has been assumed by leaving the existing governing body and officials or officers in possession but subject to the supervision and orders of a court or governmental authority, or the entry of an order confirming a plan of reorganization, arrangement or liquidation by a court or governmental authority having supervision or jurisdiction over substantially all of the assets or business of the Company;

(XIII)         The consummation of a merger, consolidation, or acquisition involving the Company or the sale of all or substantially all of the assets of the Company, other than in the ordinary course of business, the entry into a definitive agreement to undertake such an action or the termination of a definitive agreement relating to any such actions, other than pursuant to its terms;

(XIV)         Appointment of a successor or additional Trustee or paying agent or the change of the name of a Trustee or paying agent;

(XV)          Incurrence of a Financial Obligation of the Company, or agreement to covenants, events of default, remedies, priority rights, or other similar terms of a Financial Obligation of the Company;

(XVI)         Default or an Event of Default, event of acceleration, termination event, modification of terms, exercise of any remedial right by a creditor against the Company or the Collateral, or other similar events under the terms of a Financial Obligation of the Company; and

(XVII)        The occurrence of any default or event of default under any Company Document, Bond Document, Financing Document, Financing Document or Security Document, any action, litigation or governmental proceeding pending or threatened against the Company, and any other event, act or condition which could reasonably be expected to result in a Material Adverse Effect.

(B)            Whenever the Company obtains knowledge of the occurrence of a Listed Event, no more than ten (10) Business Days after the occurrence of such Listed Event, the Company shall prepare a written notice describing the Listed Event and provide, or cause to be provided, the same to the Trustee and each Bondholder in accordance with the Continuing Disclosure Agreement.

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(C)            In addition, the Company shall deliver to the Trustee and post or cause to be posted on EMMA, and shall provide such information to DTC as set forth in (D) below, the following Financial Information and reports (provided the Trustee shall have no obligation to review or post any such information except as set forth in the Continuing Disclosure Agreement, and any obligation to provide financial information of the Guarantor shall apply only with respect to Fiscal Years or Fiscal Quarters during any part of which the Guaranty remains in effect):

(I)               Interim Financial Statements. Within forty-five (45) days after the close of each Fiscal Quarter (other than the fourth Fiscal Quarter of any Fiscal Year) (1) commencing with the Fiscal Quarter ending March 31, 2023, the Days Cash on Hand of the Company, and the balance sheet of the Company, as of the end of such Fiscal Quarter and the related statements of income, cash flows and changes in financial position for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, and, in each case, setting forth comparative figures for the related periods in the prior Fiscal Year, and (2) commencing with the Fiscal Quarter ending March 31, 2021, the balance sheet of the Guarantor as of the end of such Fiscal Quarter and the related statements of income, cash flows and changes in financial position for such Fiscal Quarter and for the elapsed portion of the Fiscal Year ended with the last day of such Fiscal Quarter, and, in each case, setting forth comparative figures for the related periods in the prior Fiscal Year;

(II)             Year-End Financials. Within ninety (90) days after the close of each Fiscal Year commencing with the Fiscal Year ending December 31, 2022 with respect to the Company and December 31, 2020 with respect to the Guarantor, (1) the balance sheet of the Company and the Guarantor as of the end of such Fiscal Year and the related statements of income, cash flows and changes in financial position for such Fiscal Year, setting forth comparative figures for the preceding Fiscal Year, (2) the Days Cash on Hand, Senior Debt Service Coverage Ratio and Overall Debt Service Coverage Ratio of the Company and all non-tax distributions to members in the prior Fiscal Year, and (3) a report thereon of independent certified public accountants of recognized national standing selected by the Company and the Guarantor, as applicable, which report shall be unqualified as to going concern and scope of audit and contain no other material qualification or exception, and shall state that such financial statements fairly present, in all material respects, the financial position of the Company and the Guarantor as of the dates indicated and the results of its operations and its cash flows for the periods indicated in conformity with GAAP and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with generally accepted auditing standards;

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(III)            Compliance Certificates. Together with each delivery of financial statements pursuant to clauses (I) and (II) above, a certificate of compliance, signed by a financial officer of the Company and the Guarantor (which may be separate certificates), which certifies (1) that such financial statements fairly present in all material respects the financial condition and results of operations of the Company or the Guarantor, as applicable, on the dates and for the periods indicated therein in accordance with GAAP, subject, in the case of financial statements delivered pursuant to clause (I) above, to the absence of notes and normally recurring year-end adjustments, (2) that such financial officer has reviewed the terms of the Bond Documents and has made, or caused to be made under his or her supervision, a review in reasonable detail of the business and financial condition of the Company or the Guarantor, as applicable, during the accounting period covered by such financial statements, and that as a result of such review such financial officer has concluded that no Default or Event of Default has occurred and is continuing on the date of such certificate or, if any Default or Event of Default has occurred, specifying the nature and extent thereof, and (3) that the covenants set forth in subsection (a) above have been complied with;

(IV)            Construction Progress Reports. From the Closing Date until the proper execution of the Certificate of Completion, within twenty (20) days after the end of each month, Construction Progress Reports;

(V)             Notices under Bond Documents or Company Documents. Promptly after delivery or receipt thereof, copies of all notices or documents given or received by the Company pursuant to any of the Bond Documents or Company Documents other than routine correspondence given or received in the ordinary course of business;

(VI)            Other Events. Promptly, and in any event within five (5) Business Days, after the Company obtains knowledge thereof, notification of any event of force majeure or similar event under any Company Document or Project Document;

(VII)           Operating Budget. As soon as available, but not later than fifteen (15) days prior to the conclusion of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), a final annual operating plan and budget for the Company, for the following Fiscal Year (an “Operating Budget”), including discrete Operating Budget information for each calendar month. Each Operating Budget shall (a) include a statement of all of the material assumptions on which such budget is based, (b) include monthly balance sheets, income statements and statements of cash flows for the following year and (c) integrate sales, gross profits, operating expenses, operating profit and cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (and in the case of cash flow projections, representing management’s good faith estimates of future financial performance based on historical performance);

(VIII)         Operating Statements. Within forty-five (45) days after the close of each Fiscal Quarter and, with respect to each Fiscal Quarter other than the fourth Fiscal Quarter of any Fiscal Year, concurrently with the delivery of the financial statements delivered pursuant to this Section, an operating statement regarding the operation and performance of the Project for such Fiscal Quarter and, in the case of the operating statement delivered for the last Fiscal Quarter of each Fiscal Year, such Fiscal Year. Such Operating Statements shall contain (a) line items corresponding to each Operating Budget Category (as defined herein) of the then current Operating Budget showing in reasonable detail by Operating Budget Category all actual expenses related to the operation and maintenance of the Project compared to the budgeted expenses for each such Operating Budget Category for such period, (b) information showing the amount of Products produced by the Project during such period, (c) information showing (i) the amount of Products sold by the Company from the Project pursuant to the Offtake Contracts as a whole and not for each individual counterparty to such Offtake Contracts, and (ii) the amount, if any, of other Products sold by the Company from the Project, together with an explanation of any such sale and identification of the purchaser, (d) the production yield and values for the Project, (e) supplied waste (including a breakdown by category of waste) processed by the Project by weight and values, (f) IHS and Chemical Data indices, (g) any terminations, extensions and/or replacements of Offtake Contracts and Feedstock Contracts, (h) additional production capacity under development by the Company or PureCycle Technologies LLC, and (i) hours in operation for the Project. The Operating Statements shall be certified as complete and correct by an Authorized Representative of the Company. “Operating Budget Category” means, at any time with respect to each Operating Budget, each line item set forth in such Operating Budget as in effect at such time;

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(IX)            Reconciliation Statements. Within forty-five (45) days after the close of each Fiscal Quarter and, with respect to each Fiscal Quarter other than the fourth Fiscal Quarter of any Fiscal Year, concurrently with the delivery of the financial statements delivered pursuant to this Section, monthly reconciliation statements comparing all disbursements from the Operating Revenue Escrow Fund (as defined below) in each month during the applicable Fiscal Quarter against the applicable monthly budget for such operating expenses; and

(D)            So long as DTC is the registered owner of the Bonds, all the Financial Information and notices required to be provided to the Bondholders pursuant to this clause (v), shall be provided to DTC by registered or certified mail or overnight delivery at the following address:

The Depository Trust Company
570 Washington Blvd.
Jersey City, New Jersey 07310
Attn: Product Management, 10th Floor

(vii)         Operating Revenue Escrow Fund; Deposit of Revenues.

(A)            The Company shall establish and maintain the escrow deposit account described in the Operating Revenue Escrow Agreement (the “Operating Revenue Escrow Fund”) and shall deposit, upon receipt, all revenues from operating the Project into the Operating Revenue Escrow Fund. Other than during any period of time in which an Event of Default shall have occurred and be continuing, funds in the Operating Revenue Escrow Fund shall only be used as follows:

(I)               Upon the request of the Company, the Trustee shall direct the financial institution at which the Operating Revenue Escrow Fund is maintained to pay those operating expenses solely as set forth in the Operating Budget;

(II)             The Trustee shall direct the financial institution at which the Operating Revenue Escrow Fund is maintained to make Loan Payments as set forth in Section 5.1 hereof; and

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(III)            Upon satisfaction of the conditions set forth in Section 2.4(viii) hereof, and at the request of the Company, the Trustee shall direct the financial institution at which the Operating Revenue Escrow Fund is maintained to make distributions s requested by the Company.

(B)            During any period of time in which an Event of Default shall have occurred and be continuing, the Trustee shall exclusively control all disbursements from the Operating Revenue Escrow Fund, which funds shall be applied by the Trustee solely at the direction of the Majority Holders.

(viii)        Distributions. The Company shall not make any distributions on any of its membership interests, including any license fees or management fees relating to the Project, prior to the first day of the Fiscal Year of the Company beginning January 1, 2024. Beginning with the first day of the Fiscal Year of the Company beginning January 1, 2024, the Company shall not make distributions on any of its membership interests, including any license fees or management fees relating to the Project, unless all of the following are met: (A) the Coverage Requirement (which, for purposes of this subsection (b)(viii) only, shall mean (I) a Senior Debt Service Coverage Ratio equal to at least one hundred fifty percent (150%); and (II) a ratio of Net Income Available for Debt Service to all obligations of the Company which are charges, liens or encumbrances upon or payable from Gross Revenues of at least one hundred ten percent (110%)) and the Days Cash on Hand Requirement are each satisfied with respect to the Fiscal Year prior to the date on which distributions are to be made; (B) no event has occurred and no condition exists which would constitute an Event of Default under the Bond Documents or the Project Documents or which, with the passage of time or with the giving of notice or both, would become such an Event of Default; (C) the Company has made all the required deposits to the Debt Service Reserve Fund and the Repair and Replacement Fund; and (D) there shall remain, following any distribution, no less than 75 Days Cash on Hand. Notwithstanding anything to the contrary herein, contributions from any member of the Company or Affiliate of a member of the Company shall be excluded from any calculations made pursuant to this Section 2.4(b)(viii).

Section 2.5.            Operating Revenue Escrow Agreement. The Company agrees to notify the Trustee and post a notice on EMMA at least thirty (30) days prior to changing the financial institution at which the Operating Revenue Escrow Fund is maintained. In connection with any change in financial institution, the Company agrees to provide a draft of the replacement Operating Revenue Escrow Agreement to the Trustee for review contemporaneously with the notice described in the previous sentence. The Company agrees to cooperate with the Trustee in negotiating the replacement Operating Revenue Escrow Agreement to the sole satisfaction of the Trustee (who may rely on direction from the Majority Holders and/or an opinion of counsel as to the adequacy of such replacement agreement and shall not be responsible for any delays with respect to any such replacement agreement). All costs of reviewing and negotiating an Operating Revenue Escrow Agreement shall be an Ordinary Expense of the Trustee. All transfers from the Operating Revenue Escrow Fund shall be made by the Trustee, on behalf of the Company, in strict conformity with the terms of the Operating Revenue Escrow Agreement.

Section 2.6.            Derivatives. The Company shall not enter into any Derivative.

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Section 2.7.            Continuing Disclosure Agreement. The Company shall comply with the Continuing Disclosure Agreement.

Section 2.8.            Operations and Maintenance Agreement. The Company covenants and agrees upon the occurrence of an Event of Default, at the written request of the Majority Holders, to terminate the then acting operator under the Operation and Maintenance Agreement and to engage a replacement operator which is acceptable to the Majority Holders.

Section 2.9.            Transactions with Affiliates. The Company shall not, and shall not permit any of its affiliates to, enter into or cause, suffer or permit to exist any arrangement or contract with any of its affiliates or any other Person that owns, directly or indirectly, any equity interest in the Company unless such arrangement or contract (a) is a Project Document entered into on our prior to the date of Closing, (b) is an organizational document, or (c) is an arrangement or contract that is on an arm’s-length basis and contains terms no less favorable than those that would be entered into by a prudent Person in the position of the Company with a person that is not one of its affiliates. All transactions with affiliates must be disclosed to the Trustee and the bondholders and approved the Majority Holders.

Section 2.10.          Offtake Contracts. While and so long as the Bonds remain Outstanding, the Company shall maintain Offtake Contracts having terms and conditions which, collectively, shall provide Company revenues sufficient to meet the minimum Senior Parity Coverage Requirement ratio of 125% for any Fiscal Year, commencing with the Fiscal Year ending December 31, 2023.

Section 2.11.          Feedstock Supply Contracts. While and so long as the Bonds remain Outstanding, the Company shall maintain Feedstock Supply Contracts having terms and conditions which, collectively, shall provide Company feedstock sufficient to permit the Company to produce sufficient Product to enable the Company to meet the minimum Senior Parity Coverage Requirement ratio of 125% for any Fiscal Year, commencing with the Fiscal Year ending December 31, 2023.

Section 2.12.          Prohibition Against Competing Facilities. While and so long as the Bonds remain Outstanding, neither the Company, the Guarantor nor any affiliate(s) of the Company or the Guarantor shall (a) license or sublicense the intellectual property that is the subject of the License Agreement to any Person who is constructing or operating a facility within a two hundred fifty (250) mile radius of the Project for the purpose of producing recycled polypropylene made from waste plastics or any other products or co-products produced by the Company using such licensed technology or (b) construct or operate a facility within such two hundred fifty (250) mile radius that is intended to produce recycled polypropylene made from waste plastics or any other products or co-products produced by the Company.

Section 2.13.          Company to Provide Notice to Trustee of Contingency Balance; Trustee to Provide Notice to Liquidity Reserve Escrow Agent and Guarantor; Deposits by Guarantor.

(a)            Upon submission of each requisition required pursuant to Section 4.3 hereof, the Company shall provide written notice to the Trustee of the amount of contingency set forth in the Construction Budget, the balance then on deposit in the Contingency Account, and the amount of funds that the Company has withdrawn from the Contingency Account to date. If, as a result of any requisition of funds from the Contingency Account, the balance of funds on deposit therein is less than the Contingency Requirement, the Trustee shall take such actions as required by Section 2.13(b) below.

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(b)           In the event any funds on deposit in the Contingency Account are requisitioned by the Company and disbursed from the Contingency Account by the Trustee, (i) the Trustee shall, as soon as practicable after receipt of such requisition from the Company, provide written notice to the Liquidity Reserve Escrow Agent and the Guarantor of the then current balance of the Contingency Account and the amount so requisitioned by the Company, and withdraw from the Liquidity Reserve Escrow Fund for deposit to the Contingency Account of the Project Fund the amount of contingency funds so requisitioned, and (ii) the Guarantor, pursuant to the Guaranty, shall deposit an amount in the Liquidity Reserve Escrow Fund equal to the amount of funds being requisitioned from the Contingency Account of the Project Fund and withdrawn by the Trustee from the Liquidity Reserve Account.

Section 2.14.          Company to Cause Guarantor to Deposit Equity to Equity Account of Project Fund. The Company shall deposit with the Trustee, no later than January 31, 2021, the aggregate amount of $40,000,000 to the Equity Account of the Project Fund and the Contingency Account of the Project Fund, and shall cause the Guarantor to deposit with the Trustee, no later than January 31, 2021, the aggregate amount of $50,000,000 to the Liquidity Reserve Escrow Fund.

ARTICLE III.

TITLE INSURANCE

Section 3.1.            Title Insurance. The Company has obtained, and throughout the Contract Term will maintain in force, a title insurance policy or policies in an aggregate amount equal to the aggregate principal amount of the Bonds Outstanding, insuring the Lien of the Mortgage, subject only to the Permitted Liens. The Net Proceeds of the title insurance policy insuring the Mortgage shall be paid to the Trustee for deposit in the Renewal Fund established under the Indenture and applied pursuant to Section 4.09 of the Indenture.

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ARTICLE IV.

ACQUISITION, CONSTRUCTION, EQUIPPING AND FINANCING OF THE PROJECT; ISSUANCE OF BONDS

Section 4.1.            Outside Completion Date; Change Orders.

(a)            The Company covenants and agrees to cause the Project to be completed by December 1, 2022 (the “Outside Completion Date”), subject to force majeure provisions set forth in the next succeeding sentence. Notwithstanding the representation in the immediately preceding, if by reason of force majeure the Company shall be unable to complete construction by the Outside Completion Date and if Company shall give notice and full particulars of such force majeure in writing to the Trustee within a reasonable time after the occurrence of the event or cause relied upon, the obligation of the Company to complete the Project by the Outside Completion Date so far as the Company is affected by such force majeure, shall be suspended during the continuance of the inability, which shall include a reasonable time for the removal of the effect thereof. The suspension of the Company’s obligation to complete the Project by the Outside Completion Date due to such force majeure as described in this Section 4.1 shall not be deemed an Event of Default under this Loan Agreement. Notwithstanding anything to the contrary in this Section 4.1, an event of force majeure shall not excuse, delay or in any way diminish the obligations of the Company to fulfill any financial obligation required by this Loan Agreement, to obtain and continue in full force and effect the insurance required by Sections 6.3 and 6.4 hereof, to provide the indemnity required by Section 8.1 hereof and to comply with the provisions of Sections 2.2(e), 4.5, 6.7, 8.1 and 8.6 hereof. The term “force majeure” as used herein shall include, without limitation, acts of God, strikes, lockouts or other industrial disturbances, acts of public enemies, orders of any kind of the government of the United States of America or of the State or any of their departments, agencies, governmental subdivisions, or officials, or any civil or military authority, insurrections, riots, epidemics, landslides, lightning, earthquakes, fire, hurricanes, storms, floods, washouts, droughts, arrests, restraint of government and people, civil disturbances, explosions, breakage or accident to machinery, transmission pipes or canals, partial or entire failure of utilities, or any other cause or event not reasonably within the control of the party claiming such inability. It is agreed that the settlement of strikes, lockouts and other industrial disturbances shall be entirely within the discretion of the party having difficulty, and the party having difficulty shall not be required to settle any strike, lockout and other industrial disturbances by acceding to the demands of the opposing party or parties.

(b)           After the date of this Loan Agreement and prior to the Completion Date, the Company shall not initiate or consent to any single Change Order (as defined herein) for more than $500,000 or multiple Change Orders in the aggregate of $1,000,000 at one time under the Project Documents unless the Company certifies (and the Construction Monitor confirms) that (i) such Change Order is reasonable and is consistent with sound engineering practice, (ii) such Change Order is not reasonably expected to result in a Material Adverse Effect, (iii) such Change Order is technically feasible, (iv) such Change Order is not expected to materially adversely affect the operation, reliability, value or remaining useful life of the Project, (v) the implementation of such Change Order is not expected to cause any delay in the Completion Date, except for Change Orders due to the force majeure events as described in the applicable Project Document and (vi) adequate funds are available to complete construction and to achieve the Completion Date, including any additional equity funds deposited by the Company with the Trustee for such purpose.

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Section 4.2.            Issuance of the Bonds; Deposit of Bond Proceeds. In order to provide funds for payment of a portion of the Project Costs, together with other payments and incidental expenses in connection therewith, the Issuer agrees that it will issue, sell and cause to be delivered to the Trustee the Bonds. The Issuer has, in the Indenture, directed the Trustee to deposit the proceeds from the sale of said Bonds in the Project Fund, the Bond Fund and the Senior Debt Service Reserve Fund established with the Trustee. Such deposit shall constitute a Loan by the Issuer to the Company under this Loan Agreement. THE ISSUER MAKES NO REPRESENTATION THAT THE MONEYS ON DEPOSIT IN THE PROJECT FUND ARE OR WILL BE SUFFICIENT TO COMPLETE THE ACQUISITION, CONSTRUCTION, EQUIPPING AND FINANCING OF THE PROJECT.

Section 4.3.            Application of Moneys in Project Fund.

(a)            Except as otherwise provided in Section 10.2(a)(ii) hereof, moneys in the Project Account, the Equity Account, and the Contingency Account of the Project Fund shall, upon submission of a written requisition certified by an Authorized Representative of the Company and otherwise in compliance with the requirements of Section 4.04 of the Indenture, be disbursed from the Project Account, the Equity Account, and/or the Contingency Account of the Project Fund (as specified in such requisition) to pay the Project Costs and for no other purpose. No amounts shall be disbursed from the Project Account until the aggregate amount of (i) funds deposited into the Contingency Account, and (ii) funds disbursed from the Equity Account, equals or exceeds $90,000,000. Upon satisfaction of the condition set forth in the immediately preceding sentence, disbursements from the Project Account and the Equity Account of the Project Fund (or, at the discretion of the Company, from the Contingency Account) shall be made on a pro rata basis based on the proportion of amounts on deposit in each of the Project Account and the Equity Account, relative to the aggregate amount of funds then on deposit in the Project Account and the Equity Account.

(b)           Except for the amount retained for the payment of incurred but unpaid items of the Project Costs and amounts an Authorized Representative of the Company directs the Trustee in writing to transfer to the Rebate Fund pursuant to the Tax Compliance Agreement and Section 4.4 hereof, all moneys in the Project Fund shall, upon completion of the funding of all costs and expenses related to the issuance of the Bonds and the completion of the Project and so long as the amount on deposit in the Senior Bonds Debt Service Reserve Fund is then at least equal to the Senior Bonds Debt Service Reserve Requirement, be deposited in the Bond Fund and used as provided in Section 4.07 of the Indenture.

(c)            Notwithstanding anything contained in this Section to the contrary, any moneys in the Project Fund which are not required for immediate use or disbursement may be invested or reinvested as provided in Section 4.14 of the Indenture. Neither the Trustee nor the Issuer or its members, officers or employees shall be liable for any depreciation in the value of any investments made pursuant to this Section or for any loss arising from any such investment.

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Section 4.4.            Certificate of Completion. The Company shall proceed with due diligence to complete the acquisition, construction and equipping of the Project. Completion of the Project shall be evidenced by a certificate signed by an Authorized Representative of the Company and an Construction Monitor and delivered to the Trustee stating that (a) the acquisition, construction and equipping of the Project has been substantially completed in accordance with the Plans and Specifications and (b) except for amounts retained pursuant to Section 4.3(b) hereof, the payment of all labor, services, materials and supplies used in such acquisition, construction and equipping has been made or provided for (the “Certificate of Completion”). Accompanying the certificate will be: (i) a certificate of the Company that: (A) it has no knowledge that any violation notices have been filed or recorded in any governmental agencies; and (B) it has obtained a final release of Liens executed by the contractor(s) performing the construction work on the Project; and (ii) a certification of the Rebate Amount, if any, in accordance with the Tax Compliance Agreement and a direction to transfer amounts, if any, to the Rebate Fund from the Project Fund.

Section 4.5.            Completion by Company.

(a)            Upon submission of a written requisition certified by an Authorized Representative of the Company, the Construction Monitor shall first confirm whether the proceeds of the Bonds and Company equity then available in the Project Fund are sufficient to pay in full all Project Costs. In the event that the Construction Monitor shall determine there are not sufficient funds to pay all Project Costs (a “Shortfall”), the Construction Monitor shall immediately notify the Trustee in writing of such determination who shall then as soon as practicable notify the Company thereof, and no further funds from the Project Fund (except from the Capitalized Interest Account) shall be disbursed unless and until the Company has deposited sufficient funds, as determined by the Construction Monitor and indicated to the Trustee in writing by the Construction Monitor, into the Equity Account of the Project Fund such that the funds on deposit therein shall eliminate such Shortfall and be sufficient to pay all Project Costs. No payment pursuant to this Section shall entitle the Company to any diminution or abatement of any amounts payable by the Company under this Loan Agreement. In addition, the Company shall notify the Guarantor if the funds on deposit in the Project Fund are not sufficient to pay in full all Project Costs. In the event the Construction Monitor determines that there is a Shortfall, a failure by the Company to cure such Shortfall within thirty (30) days of notice of such Shortfall from the Trustee to the Company shall constitute an Event of Default.

(b)           In addition to the foregoing, the Construction Monitor shall review the Construction Budget prior to the first Business Day of each Fiscal Quarter during the period of construction of the Project to determine if prospectively it foresees that the funds then available for payment of Project Costs are or will be insufficient to pay all Project Costs and that the Project Fund monies are in balance with the Construction Budget. The Construction Monitor shall issue a report on the foregoing to the Company, the Guarantor and the Trustee which the Company shall post or cause to be posted on EMMA.

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Section 4.6.            Remedies To Be Pursued Against Contractors, Subcontractors, Materialmen and their Sureties. In the event of a default by any contractor, subcontractor, materialman or other Person under any contract made by such entity in connection with the acquisition, construction, financing and equipping of the Project or in the event of a breach of warranty or other liability with respect to any materials, workmanship or performance guaranty, the Company at its expense, either separately or in conjunction with others, may pursue any and all remedies available to it, as appropriate, against the contractor, subcontractor, materialman or other Person so in default and against any guarantor or surety for the performance of such contract. The Company may prosecute or defend any action or proceeding or take any other action involving any such contractor, subcontractor, materialman, guarantor or surety or other Person that the Company deems reasonably necessary. The Net Proceeds of any recovery from a contractor or subcontractor or materialman or guarantor or surety or other Person shall be deposited in the Project Fund prior to the Completion Date, or, if after the Completion Date, to the Renewal Fund and applied as provided in Section 7.3 hereof and Section 4.09 of the Indenture.

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ARTICLE V.

LOAN PAYMENT PROVISIONS

Section 5.1.            Loan Payments and Other Amounts Payable.

(a)            In consideration of the making of the Loan to the Company, the Company shall, under all circumstances, make or cause the Trustee to make pursuant to the Operating Revenue Escrow Agreement, as Loan Payments, wire or other electronic transfers from the Operating Revenue Escrow Fund in immediately available funds, in installments, as follows:

(i)             On or before the second Business Day preceding each Revenue Fund Disbursement Date, commencing on November 28, 2022, provided that such amounts are available for such purpose from the Operating Revenue Escrow Fund, and through November 28, 2023, but no earlier than the tenth Business Day preceding such Revenue Fund Disbursement Date, the Company shall make a Loan Payment equal to the sum of:

(A)            one-sixth (1/6) of the semi-annual interest payment due on the Senior Bonds on the next ensuing Interest Payment Date; plus

(B)            an amount determined by the Trustee pursuant to Section 4.12(f) of the Indenture to increase the balance in the Senior Bonds Debt Service Reserve Fund to the Senior Bonds Debt Service Reserve Requirement; plus

(C)            one-sixth (1/6) of the semi-annual interest payment due on the Subordinate Bonds on the next ensuing Interest Payment Date; plus

(D)            an amount equal to $271,774.27 for deposit in the Repair and Replacement Fund until the Repair and Replacement Requirement has been satisfied; plus

(E)             an amount equal to $177,594.79 for deposit into the Subordinate Bonds Debt Service Reserve Fund until the Subordinate Bonds Debt Service Reserve Requirement has been satisfied; plus

(F)             provided that the Subordinate Bonds Debt Service Reserve Requirement has been initially satisfied as a result of amounts paid to the Trustee by the Company pursuant to Section 5.1(a)(i)(E), on such Loan Payment date that immediately follows by two or more days the date that the Company receives notice from the Trustee pursuant to Section 4.13(f) of the Indenture that the moneys and investments on deposit in the Subordinate Bonds Debt Service Reserve Fund are less than the Subordinate Bonds Debt Service Reserve Requirement, an amount equal to the amount necessary to increase the balance in the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Bonds Debt Service Reserve Requirement; plus

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(G)            Provided that the initial Repair and Replacement Fund Requirement has been initially satisfied as a result of amounts paid to the Trustee by the Company pursuant to Section 5.1(a)(i)(D), on such Loan Payment date that immediately follows by two or more days the date that the Company receives notice from the Trustee pursuant to Section 4.17(e) of the Indenture that the moneys and investments on deposit in the Repair and Replacement Fund are less than the Repair and Replacement Fund Requirement, an amount equal to the amount necessary to increase the balance in the Repair and Replacement Fund to the Repair and Replacement Fund Requirement.

(ii)            On or before the second Business Day preceding each Revenue Fund Disbursement Date, commencing on December 27, 2023, and thereafter, but no earlier than the tenth Business Day preceding such Revenue Fund Disbursement Date, the Company shall make a Loan Payment equal to the sum of:

(A)            one-sixth (1/6) of the semi-annual interest payment due on the Senior Bonds on the next ensuing Interest Payment Date; plus

(B)            one-sixth (1/6) of the Sinking Fund Redemption Amount and/or the principal amount due on the Senior Bonds on the next ensuing Sinking Fund Redemption Date or regularly scheduled principal payment date; plus

(C)            an amount determined by the Trustee pursuant to Section 4.12(f) of the Indenture to increase the balance in the Senior Bonds Debt Service Reserve Fund to the Senior Bonds Debt Service Reserve Requirement; plus

(D)            one-sixth (1/6) of the semi-annual interest payment due on the Subordinate Bonds on the next ensuing Interest Payment Date; plus

(E)             one-sixth (1/6) of the Sinking Fund Redemption Amount and/or the principal amount due on the Subordinate Bonds on the next ensuing Sinking Fund Redemption Date or regularly scheduled principal payment date; plus

(F)             an amount equal to $271,774.27 for deposit in the Repair and Replacement Fund until the Repair and Replacement Requirement has been satisfied; plus

(G)            an amount equal to $177,594.79 for deposit into the Subordinate Bonds Debt Service Reserve Fund until the Subordinate Bonds Debt Service Reserve Requirement has been satisfied; plus

(H)            provided that the Subordinate Bonds Debt Service Reserve Requirement has been initially satisfied as a result of amounts paid to the Trustee by the Company pursuant to Sections 5.1(a)(i)(E) and 5.1(a)(ii)(G), on such Loan Payment date that immediately follows by two or more days the date that the Company receives notice from the Trustee pursuant to Section 4.13(f) of the Indenture that the moneys and investments on deposit in the Subordinate Bonds Debt Service Reserve Fund are less than the Subordinate Bonds Debt Service Reserve Requirement, an amount equal to the amount necessary to increase the balance in the Subordinate Bonds Debt Service Reserve Fund to the Subordinate Bonds Debt Service Reserve Requirement; plus

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(I)              Provided that the initial Repair and Replacement Fund Requirement has been initially satisfied as a result of amounts paid to the Trustee by the Company pursuant to Sections 5.1(a)(i)(D) and 5.1(a)(ii)(F), on such Loan Payment date that immediately follows by two or more days the date that the Company receives notice from the Trustee pursuant to Section 4.17(e) of the Indenture that the moneys and investments on deposit in the Repair and Replacement Fund are less than the Repair and Replacement Fund Requirement, an amount equal to the amount necessary to increase the balance in the Repair and Replacement Fund to the Repair and Replacement Fund Requirement.

(b)           The portion of the Loan Payment made pursuant to subsection (a)(i) and (a)(ii) above shall be made directly to the Trustee for deposit into the Revenue Fund.

(c)            In addition to the Loan Payments pursuant to subsection (a) above, throughout the Contract Term, the Company (i) shall pay to the Issuer, within thirty (30) days after receipt of demand therefor, an amount equal to the sum of the expenses of the Issuer and the members thereof incurred in connection with carrying out the Issuer’s duties and obligations under this Loan Agreement and the other Financing Documents, (ii) shall pay to the Trustee, within thirty (30) days of receipt of demand therefor (A) the fees and expenses of the Trustee for its Ordinary Services, Extraordinary Services and Ordinary Expenses and Extraordinary Expenses (including counsel fees) for acting as Trustee, Bond Registrar and Paying Agent under the Indenture and the other Financing Documents, (B) fees and charges of any additional Paying Agent or Paying Agents for the Bonds under the Indenture and (C) the amount required by the Trustee, if any, as indemnity pursuant to the Indenture and the other Financing Documents and (iii) shall pay to the Issuer or the Trustee, as the case may be within thirty (30) days after receipt of demand therefor, any other reasonable, out-of-pocket fees or expenses of the Issuer or the Trustee with respect to the Project, this Loan Agreement, the Indenture or any of the other Financing Documents, or its obligations under any of them, the payment of which is not otherwise provided for under this Loan Agreement.

(d)           The Company agrees to make the above-mentioned Loan Payments, without any further notice, in lawful money of the United States of America as, at the time of payment, shall be legal tender for the payment of public and private debts.

(e)            If, for any reason, the amounts paid by the Company to the Trustee under this Section 5.1 are insufficient to pay when due the principal or and interest on the Bonds as and when due, the Company shall, upon demand by the Trustee, immediately pay to the Trustee such additional funds as shall be necessary to pay in full such insufficiency as and when necessary for the Trustee to pay all amounts as and when due to the Holders as required under the Indenture and the Bonds. The Trustee shall apply the Loan Payments received in Section 5.1(a)(i) and 5.1(a)(ii) in the amounts and order of priority set forth in Section 4.06 of the Indenture and the Company expressly acknowledges such application and order of priority as provided in the Indenture.

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Section 5.2.            Obligations of Company Hereunder Unconditional. The obligations of the Company to make the Loan Payments required by this Loan Agreement and to perform and observe any and all of the other covenants and agreements on its part contained herein shall be joint and several general obligations of the Company and shall be absolute and unconditional irrespective of any defense or any rights of setoff, recoupment or counterclaim it may otherwise have against the Issuer, the Trustee or any other Person. The Company agrees it will not (a) suspend, discontinue or abate any payment required by this Loan Agreement or (b) fail to observe any of its other covenants or agreements in this Loan Agreement or (c) except as provided in Section 11.1 hereof, terminate this Loan Agreement for any cause whatsoever, including, without limiting the generality of the foregoing, failure of the Company to use the Project as contemplated in this Loan Agreement or otherwise, any defect in the title, design, operation, merchantability, fitness or condition of the Project or in the suitability of the Project for the Company’s purposes or needs, failure of consideration, destruction of or damage to, condemnation of title to or the use of all or any part of the Project, any change in the tax or other laws of the United States of America or of the State or any political subdivision of either, or any failure of the Issuer to perform and observe any agreement, whether expressed or implied, or any duty, liability or obligation arising out of or in connection with this Loan Agreement.

Section 5.3.            Acceleration of Payment to Redeem Bonds. Whenever the Series 2020 Bonds are subject to optional redemption pursuant to the Indenture, the Company on behalf of the Issuer will direct the Trustee to call the same for redemption as provided in the Indenture. Whenever the Bonds are subject to mandatory redemption pursuant to the Indenture, the Company will cooperate with the Issuer and the Trustee in effecting such redemption. In the event of any extraordinary, mandatory or optional redemption of the Bonds, the Company will pay or cause to be paid in accordance with the terms of the Indenture an amount equal to the applicable Redemption Price as a prepayment of that portion of the Loan corresponding to the Bonds to be redeemed.

Section 5.4.            Credits Toward Loan Payments Required Hereunder. The following amounts shall be credited, in the following order, against the Loan Payment next required to be made by the Company pursuant to Section 5.1(a)(i) and 5.1(a)(ii) hereof, and such payment shall be accordingly reduced to the extent of any such credit:

(a)           the amount of premium, if any, received upon the issuance of the Bonds and deposited in the Bond Fund;

(b)           the amount of capitalized interest deposited in the Tax-Exempt Capitalized Interest Subaccount and the Taxable Interest Subaccount, both of the Capitalized Interest Account of the Project Fund, respectively;

(c)           the amount of net income or gain received from investments of moneys in the Bond Fund;

(d)           the amount of moneys in the Bond Fund deposited in such fund as the payment of the Redemption Price pursuant to Section 5.3 hereof;

(e)           the amounts transferred from the Senior Bonds Debt Service Reserve Fund to the Bond Fund in accordance with Section 4.12(e) of the Indenture; and

(f)            the amounts transferred from the Subordinate Bonds Debt Service Reserve Fund to the Bond Fund in accordance with Section 4.13(e) of the Indenture.

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ARTICLE VI.

MAINTENANCE, MODIFICATIONS, TAXES AND INSURANCE

Section 6.1.            Maintenance of and Capital Additions to Project by Company.

(a)            The Company agrees that during the Contract Term it will at its own expense (i) keep the Project in good and safe operating order and condition, ordinary wear and tear excepted, (ii) make all necessary repairs and replacements to the Project (whether ordinary or extraordinary, structural or nonstructural, foreseen or unforeseen and regardless of the sufficiency of funds on deposit in the Repair and Replacement Fund available for such purpose) and (iii) operate the Project in a sound and economic manner.

(b)           The Company shall not construct or equip, or cause to be constructed or equipped on the Land any building or structure not part of the Project.

(c)            The Company shall not make any Capital Additions to the Project (except for emergency repairs or related work) without prior written notice to the Trustee, to the Holders of the Bonds and to EMMA, provided that:

(i)             the Company shall (A) give or cause to be given, all notices required by, and comply or cause compliance with, all laws, ordinances, resolutions, governmental rules and regulations and requirements of all governmental agencies and public authorities applying to or affecting the conduct of work on such Capital Additions to the Project or part thereof, (B) defend and save the Issuer and the Trustee and its officers, members, agents, servants and employees harmless from all fines and penalties due to failure to comply therewith, (C) promptly procure all permits and licenses necessary for the prosecution of any work described in this subsection (c), (D) make all payments required by this Loan Agreement, and provide to the Trustee to be available for inspection by Bondholders lien waivers and releases for Capital Additions to the Project;

(ii)            Capital Additions to the Project shall not in any event be directly or indirectly financed with the proceeds of the Bonds;

(iii)           Capital Additions to the Project shall not constitute an Event of Default;

(iv)           the Company shall cause to be recorded in the appropriate land records a modification of the Mortgage, as necessary, to include such additions, modifications or improvements to the Project;

(v)            the Company shall obtain at least thirty (30) days prior to commencing any such Capital Additions to the Project or the construction or equipping of any such building or structure not part of the Project, in each case if the cost therefor exceeds $500,000, detailed plans and specifications therefor, where applicable, which shall be available for inspection by the Trustee, the Issuer or the Majority Holders;

(vi)           the Company shall furnish to the Issuer and the Trustee at least thirty (30) days prior to commencing such Capital Addition to the Project an opinion of Bond Counsel to the effect that the exclusion from gross income for Federal income tax purposes of the interest on the Tax-Exempt Bonds will not be adversely affected thereby; and

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(vii)         The Company shall receive the prior written consent of the Majority Holders prior to commencement of any such Capital Addition to the Project.

Section 6.2.            Installation of Additional Equipment.

(a)            The Company from time to time may install any trade fixtures, machinery, equipment and other personal property not financed with the proceeds of the Bonds or amounts on deposit in the Equity Account (“Additional Equipment”) on or in the Project (which may be attached or affixed to the Project) as it may deem desirable and shall cause such Additional Equipment to become subject to the Lien of the Mortgage, except to the extent such Additional Equipment was acquired with financing permitted by Section 2.4(b)(ii) hereof.

(b)           Subject to the limitations set forth in Section 2.4(b)(iii), the Company from time to time may remove or permit the removal of Additional Equipment; provided that the removal of the Additional Equipment shall not impair the overall operating efficiency of the Project for the purpose for which it is intended; and provided further that if any damage is occasioned to the Project by such removal, the Company shall at its own expense promptly repair such damages.

Section 6.3.            Insurance Required.

(a)            At all times throughout the Contract Term the Company, without cost to the Trustee, shall maintain or caused to be maintained insurance against such risks and for such amounts as required under the Project Documents and as are customarily insured against by businesses of like size and type paying, as the same become due and payable, all premiums in respect thereto, including, but not necessarily limited to:

(i)             Builders All Risk property coverage during construction insuring loss by reason of property damage on an all risk basis to the Project in a minimum amount equal to the greater of (A) the outstanding principal amount of the Bonds and (B) the replacement value thereof, naming the Trustee as sole loss payee and mortgagee, with sublimits as are customary for facilities of similar size, type and character. After construction has been completed and the Project is placed into intended operation on the commercial operating date, the Company shall provide seamless coverage for full replacement property value insuring against named perils in an all risk policy, with sublimits as are customary for facilities of similar size, type and character, naming the Trustee as loss payee and mortgagee.

(ii)            Time element coverage including delay in startup during construction and business interruption insurance, each in an amount at least equal to the debt service on the Bonds, as well as the salaries of the Company’s key employees, for a period of twelve (12) months.

(iii)           Workers’ compensation insurance, disability benefits insurance and such other form of insurance, which the Company is required by law to provide, covering loss resulting from injury, sickness, disability or death of employees of the Company who are located at or assigned to the Project.

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(iv)           Insurance protecting the Company and the Trustee against loss or losses from liabilities imposed by law or assumed in any written contract (including, but not limited to, the contractual liability assumed by the Company pursuant to Section 8.1 hereof) and arising from personal injury and death or damage to the Property of others caused by any accident or occurrence, with limits of not less than $1,000,000 per accident or occurrence on account of personal injury, including death resulting therefrom, and $1,000,000 per accident or occurrence on account of damage to the Property of others, excluding liability imposed upon the Company by any applicable worker’s compensation law; and a blanket excess liability policy in the amount not less than $10,000,000 until Completion and $25,000,000 thereafter, protecting the Company and the Trustee against any loss or liability or damage for personal injury or property damage.

(v)            Flood insurance in an amount at least equal to the lesser of (A) the replacement value of the Project or (B) the maximum amount of flood insurance available with respect to the Project under the National Flood Insurance Program established by the passage of the National Flood Insurance Act of 1968, as amended (“NFIA”). In the alternative, a letter from the appropriate office of the governmental agency within whose jurisdiction the Project is located, to the effect that the Project is not located in an area designated as a flood hazard area by the Federal Insurance Administration or the Department of Housing and Urban Development.

(vi)           Any contractor or subcontractor working on the Project shall be required to carry worker’s compensation and general comprehensive liability insurance with limits recommended by the Company’s insurance consultant and containing coverages for premises operations, owner’s protective, contractor’s protective, contractual liability, personal injury liability, broad form property damage, explosion hazard, collapse hazard and underground property damage hazard and coverage for all owned, non-owned and hired vehicles with non-ownership protection for the contractor’s or subcontractor’s employees.

(vii)          Business auto liability insurance in an amount sufficient to cover all automobiles owned or hired by the Company, with limits not less than $1,000,000 per occurrence.

(viii)         Pollution legal liability insurance for liability arising out of property damage or bodily injury as the result of gradual, and/or sudden and accidental pollution (including on-site and third party off-site clean up) in an amount not less than $1,000,000 per occurrence and $1,000,000 and in the aggregate for the policy term (not to exceed five (5) years) when such limits are specific to the Project. Claims made coverage forms are acceptable and a deductible of no more than $100,000 shall be subject to the approval of the Trustee.

(ix)           Such other or additional insurance (as to risks covered, policy amounts, policy provisions or otherwise) as, under prudent industry practice, are from time to time insured against for property and facilities similar in nature, use and location to the Project which the Trustee (at the direction of the Bondholders) may reasonably require.

(b)           Once every three years, commencing October 1, 2023, the Company shall employ, at the Company’s expense, an Insurance Consultant to review the insurance coverage required by this Section 6.3 and to render to the Trustee a report as to the adequacy of such coverage, compliance with the Company’s insurance covenants herein and in each project Document, and as to its recommendations, if any, for adjustments thereto. The Trustee shall have no duty or responsibility to review such report. The insurance coverage required by this Section 6.3 shall be increased by the Company if the Insurance Consultant determines such coverage to be inadequate for facilities of like size, type and character, taking into account the availability of such insurance, the terms upon which such insurance is available and the cost of such available insurance.

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(c)            The Company shall endeavor to require insurance for contractors and subcontractors in accordance with industry standards for the work being performed at the Project site and request certificates of insurance verifying insurance required under the applicable Project Documents is in effect, including commercial general liability, automobile liability, workers compensation and employer's liability and excess liability, and, with the exception of workers compensation, including naming the Company and the Trustee as additional insureds with a waiver of subrogation in their favor.

(d)           THE ISSUER DOES NOT IN ANY WAY REPRESENT THAT THE INSURANCE SPECIFIED HEREIN, WHETHER IN SCOPE OR IN LIMITS OF COVERAGE, IS ADEQUATE OR SUFFICIENT TO PROTECT THE COMPANY’S BUSINESS OR INTERESTS.

Section 6.4.            Additional Provisions Respecting Insurance. All insurance required by Section 6.3 hereof shall be procured and maintained in financially sound and generally recognized responsible insurance companies selected by the Company and authorized to write such insurance in the State and carrying a Best Financial Strength Rating of at least “A.” Such insurance may be written with deductible amounts comparable to those on similar policies carried by other companies engaged in businesses similar in size, character and other respects to those in which the Company is engaged. All policies evidencing insurance coverages required by Section 6.3(a)(iii) and (v) hereof shall name the Trustee as an additional insured and all policies evidencing insurance coverages required by Section 6.3(a)(i), (ii), (iv) and (vii) hereof shall name the Company as insured and the Trustee as mortgagee and loss payee. All policies of issuance required by Section 6.3 hereof shall provide for at least thirty (30) days’ written notice to the Company and the Trustee prior to cancellation, reduction in policy limits or material change in coverage thereof. The insurance required by Section 6.3(a)(i) and (iv) hereof shall contain an Ohio standard mortgagee endorsement in favor of the Trustee. The original policy, a commitment binder for insurance or ACORD Certificates evidencing such insurance, of all insurance required hereby shall be delivered to the Issuer and the Trustee on or before the Closing Date. At least thirty (30) days prior to the expiration of each such policy, the Company shall furnish to the Trustee an Officer’s Certificate that the policy has been renewed or replaced or is no longer required by this Loan Agreement. The Trustee shall have no duty or responsibility to renew or procure any insurance required to be maintained by the Company under this Agreement.

Section 6.5.            Application of Net Proceeds of Insurance. The Net Proceeds of the insurance carried pursuant to the provisions of Section 6.3 hereof shall be applied as follows: (a) the Net Proceeds of the insurance required by Section 6.3(a)(i) and (v) hereof shall be applied as provided in Section 7.1 hereof; and (b) the Net Proceeds of the insurance required by Section 6.3(a)(ii), (iii), (iv) and (viii) hereof shall be applied toward extinguishment or satisfaction of the liability with respect to which such insurance proceeds may be paid.

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Section 6.6.            Right of Trustee and Issuer to Pay Taxes, Insurance Premiums and Other Charges. If the Company fails (a) to pay any tax, assessment or other governmental charge required to be paid by Section 6.7 hereof or (b) to maintain any insurance required to be maintained by Section 6.3 hereof, the Trustee or Issuer may (but shall not be obligated to), after providing the Company ten (10) Business Days’ written notice, pay such tax, assessment or other governmental charge or maintain such insurance. The Company shall reimburse the Trustee or Issuer for any amount so paid by the Trustee or the Issuer, as the case may be, pursuant to this Section, together with interest thereon from the date of payment by the Trustee at the rate of interest equal to the Default Rate.

Section 6.7.            Taxes, Assessments and Utility Charges.

(a)            The Company agrees to pay, as the same become due and before any fine, penalty, premium, interest (except interest which is payable in connection with legally permissible installment payments) or other cost may be added thereto or become due or be imposed by operation of law for the non-payment thereof: (i) all taxes, assessments, payments in lieu of taxes and governmental charges of any kind whatsoever which may at any time be lawfully assessed or levied against or with respect to the Project and any machinery, equipment or other Property installed or brought by the Company therein or thereon, including, without limiting the generality of the foregoing, any sales or use taxes imposed with respect to the Project or any component part thereof, or the rental or sale of the Project or any part thereof and any taxes levied upon or with respect to the income or revenues of the Issuer from the Project; (ii) all utility and other charges, including service charges, incurred or imposed for or with respect to the operation, maintenance, use, occupancy, upkeep and improvement of the Project; and (iii) all assessments, payments-in-lieu of taxes and charges of any kind whatsoever lawfully made by any governmental body for public improvements, provided, that, with respect to special assessments or other governmental charges that may lawfully be paid in installments over a period of years, the Company shall be obligated under this Loan Agreement to pay only such installments as are required to be paid during the Contract Term, so long as such assessments and charges are not made delinquent by payment in installments.

(b)            The Company may in good faith contest any such taxes, payments-in-lieu of taxes, assessments and other charges provided that the Company will furnish the Trustee with a bond or cash deposit equal to at least the amount so contested or with an opinion of Independent Counsel reasonably acceptable to the Trustee stating that, by nonpayment of any such items during the contest thereof, the lien of the Mortgage will not be materially endangered and neither the Project nor any material part thereof will be subject to imminent loss or forfeiture. The proceeds of the bond or the cash deposit may be used by the Trustee to satisfy the lien if action is taken to enforce the lien and such action is not stayed. The bond or cash deposit will be returned to the Company if the lien is successfully contested. If the Company is unable or otherwise fails to obtain such a bond or provide such a cash deposit or such an opinion of Independent Counsel, the Company will cause all such items to be satisfied and discharged promptly by payment thereof.

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(c)            Within thirty (30) days of receipt of written request therefor, the Company shall deliver to the Trustee official receipts of the appropriate taxing authorities evidencing payment of each tax.

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ARTICLE VII.

DAMAGE, DESTRUCTION AND CONDEMNATION

Section 7.1.            Damage or Destruction.

(a)            If the Project shall be damaged or destroyed (in whole or in part) at any time during the Contract Term:

(i)             there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement (whether or not the Project is replaced, repaired, rebuilt, restored or relocated);

(ii)            the Company shall promptly give notice thereof to the Trustee; and

(iii)           upon the occurrence of such damage or destruction resulting in Net Proceeds derived from the insurance in excess of $500,000, such Net Proceeds shall be paid to the Trustee and deposited in the Renewal Fund, and the Company shall, at its option:

(A)           replace, repair, rebuild, restore or relocate the Project as promptly and expeditiously as reasonably possible,

(B)            if the Company exercises its option to terminate the Loan Agreement pursuant to Section 11.1(a) hereof, redeem the Bonds Outstanding in whole, subject to any applicable premium or call protection then applicable to such redemption, or

(C)            if such damage or destruction does not, in the Company’s opinion, materially adversely affect the continued operations of the Project at a level at least equal to the level of operations existing prior to such damage or destruction and an Independent Consultant has verified in writing that the Project can continue to satisfy the Financial Covenants, redeem a principal amount of the Bonds equal to the Net Proceeds of the insurance claim, in accordance with Section 3.01(b) of the Indenture.

(b)           If the Company replaces, repairs, rebuilds, restores or relocates the Project, the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 4.09 of the Indenture to pay or reimburse the Company for the cost of such replacement, repair, rebuilding, restoration or relocation. Any such replacements, repairs, rebuilding, restorations or relocations shall be subject to the following conditions:

(i)             the Project shall be at least in substantially the same condition and value as an operating entity as existed prior to the damage or destruction;

(ii)            the Project shall continue to constitute “port authority facilities” as such term is defined in the Act, and the Company shall furnish to the Issuer and the Trustee with an opinion of Bond Counsel that the exclusion from gross income for Federal income tax purposes of the interest on the Tax-Exempt Bonds shall not be adversely affected;

(iii)           the Project will be subject to no Liens, other than Permitted Liens;

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(iv)           all such repair, replacement, rebuilding, restoration or relocation of the Project shall be effected with due diligence in a good workmanlike manner in compliance with all applicable legal requirements and the Company shall cause payment to be promptly and fully paid in accordance with the terms of the applicable contracts; and

(v)            if the amount of insurance proceeds exceeds $500,000, the Company must obtain (A) contracts showing repair or replacement can be completed within funds available (from insurance or otherwise) and (B) a report of a consultant that no monetary default will occur prior to completion of repair or replacement. If the insurance proceeds are less than $500,000 and the Company receives a report of a consultant that the Project can continue to operate with less than full repair, replacement, etc., of damage caused by casualty and can continue to satisfy the Financial Covenants, then insurance proceeds shall be paid to the Trustee for deposit in the Bond Fund and used to pay debt service on the Senior Bonds, subject to Bond Counsel opinion.

(c)            In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repair, rebuilding, restoration or relocation, the Company shall nonetheless complete the work and pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restoration or relocation made pursuant to this Section, whether or not requiring the expenditure of the Company’s own money, shall automatically become a part of the Project as if the same were specifically described herein.

(d)            Any balance of such Net Proceeds remaining in the Renewal Fund arising from damage or destruction of the Project after the Trustee’s receipt of the certificate required by Section 4.09(e) of the Indenture, shall, at the written direction of the Company and subject to any Rebate Amount required to be paid to the Federal government pursuant to the Indenture or the Tax Compliance Agreement, be used to redeem the Bonds upon the written direction of the Company to the Trustee to do so, as provided in the Indenture.

(e)            If the Company shall exercise its option to terminate this Loan Agreement pursuant to Section 11.1 hereof, such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If an Event of Default hereunder shall have occurred and the Trustee shall have exercised its remedies under Section 10.2 hereof, such Net Proceeds shall be applied as directed by the Majority Holders in accordance with Section 8.05 of the Indenture.

(f)             After the entire principal amount of, premium, if any, and interest on, the Bonds has been fully paid, or provision therefor has been made in accordance with the Indenture, and after the fees, charges, expenses and other amounts due to the Issuer and the Trustee hereunder or under the Indenture have been paid in full or adequately provided for, all remaining Net Proceeds shall be paid to the Company.

(g)            Unless an Event of Default has occurred and is continuing, the Company shall have the right to settle and adjust all claims under any policies of insurance required by Section 6.3(a) hereof.

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Section 7.2.            Condemnation of or Title Defect in the Project.

(a)            If at any time during the Contract Term, title to or use of the Project shall be taken by Condemnation (in whole or in part) or a defect in the title to the Project (in whole or in part) is determined to exist and such defect results in the payment of title insurance proceeds:

(i)             the Company shall promptly notify the Trustee;

(ii)            the Company shall have no obligation to replace, repair, rebuild, restore or relocate the Project or acquire facilities of substantially the same nature as the Project (“Substitute Facilities”);

(iii)           there shall be no abatement or reduction in the amounts payable by the Company under this Loan Agreement (whether or not the Project is replaced, repaired, rebuilt, restored or relocated); and

(iv)           upon the occurrence of such Condemnation and payment therefor or payment of title insurance proceeds, which in either case results in Net Proceeds derived therefrom in excess of $500,000, such Net Proceeds shall be paid to the Trustee and deposited in the Renewal Fund, and the Company shall, at its option:

(A)           replace, repair, rebuild, restore or relocate the Project or acquire Substitute Facilities as promptly and expeditiously as reasonably possible; provided that as a condition precedent to any relocation of the Project, the Company (1) shall cause a new first lien Mortgage on the relocation site and improvements thereon to be properly recorded in the applicable land records in favor of the Trustee; (2) provide a title policy to the Trustee in form and substance acceptable to the Majority Holders; and (3) execute and deliver to the Trustee amendments to all Bond Documents, Company Documents, Financing Documents, Project Documents and Security Documents required by the Majority Holders with respect to such Substitute Facilities and to preserve the security granted to the Trustee thereunder;

(B)            if the Company exercises its option to terminate this Loan Agreement pursuant to Section 11.1(a) hereof, redeem the Bonds Outstanding in whole, subject to the any applicable premium or call protection than applicable to such redemption; or

(C)            if such act of Condemnation or title defect does not, in the Company’s opinion, materially adversely affect the continued operations of the Project at a level at least equal to the level of operations existing prior to such Condemnation or title defect and an Independent Consultant has verified in writing that the Project can continue to satisfy the Financial Covenants, redeem a principal amount of the Bonds equal to the Net Proceeds of the Condemnation award or title insurance proceeds, as the case may be, in accordance with Section 3.01(b) of the Indenture.

(b)           If the Company replaces, repairs, rebuilds, restores or relocates the Project, the Trustee shall disburse the Net Proceeds from the Renewal Fund in the manner set forth in Section 4.09 of the Indenture to pay or reimburse the Company for the cost of such replacement, repair, rebuilding, restoration or relocation. Any such replacements, repairs, rebuilding, restorations or relocations shall be subject to the following conditions:

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(i)             the Project or Substitute Facilities shall be in at least substantially the same condition and value as an operating entity as existed prior to the damage or destruction;

(ii)            the Project or Substitute Facilities shall continue to constitute “port authority facilities” as such term is defined in the Act, and the Company shall furnish the Issuer and the Trustee with an opinion of Bond Counsel that the exclusion from gross income for Federal income tax purposes of the interest on the Tax-Exempt Bonds shall not be adversely affected;

(iii)           the Project or the Substitute Facilities will be subject to no Liens, other than Permitted Liens; and

(iv)           all such replacement, repair, rebuilding, restoration or relocation of the Project shall be effected with due diligence in a good and workmanlike manner in compliance with all applicable legal requirements and the Company shall cause payment to be promptly and fully paid in accordance with the terms of the applicable contracts.

(v)            if the Condemnation and payment therefor or payment of title insurance proceeds, which in either case results in Net Proceeds in excess of $500,000, the Company must obtain (A) contracts showing repair or replacement can be completed within funds available (from Condemnation, title insurance or otherwise) and (B) a report of a consultant that no monetary default will occur prior to completion of repair or replacement.

(c)            In the event such Net Proceeds are not sufficient to pay in full the costs of such replacement, repairs, rebuilding, restoration or relocation or acquisition of Substitute Facilities, the Company shall nonetheless complete the work of the acquisition, reconstruction and equipping and pay from its own moneys that portion of the costs thereof in excess of such Net Proceeds. All such replacements, repairs, rebuilding, restorations or relocations and such acquisition of Substitute Facilities made pursuant to this Section, whether or not requiring the expenditure of the Company’s own money, shall automatically become a part of the Project as if the same were specifically described herein.

(d)            Any balance of such Net Proceeds remaining in the Renewal Fund after payment of all costs of replacement, repair, rebuilding, restoration or relocation of Substitute Facilities after the Trustee’s receipt of the certificate required by Section 4.09(e) of the Indenture, if applicable, shall, at the written direction of the Company and subject to any Rebate Amount required to be paid to the Federal government pursuant to the Indenture or the Tax Compliance Agreement, be used to redeem the Bonds upon the written direction of the Company to the Trustee to do so, as provided in the Indenture.

(e)            If the Company shall exercise its option to terminate this Loan Agreement pursuant to Section 11.1 hereof, such Net Proceeds shall be applied to the payment of the amounts required to be paid by Section 11.2 hereof. If any Event of Default hereunder shall have occurred and the Trustee shall have exercised its remedies under Section 10.2 hereof, such Net Proceeds shall be applied in accordance with Section 8.05 of the Indenture.

(f)            After the entire principal amount of, premium, if any, and interest on the Bonds have been fully paid, or provision therefor has been made in accordance with the Indenture, and after the fees, charges, expenses and other amounts due to the Issuer and the Trustee hereunder and under the Indenture have been paid in full or adequately provided for, all remaining Net Proceeds shall be paid to the Company.

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(g)            Unless an Event of Default has occurred and is continuing, the Company shall have the right to settle and adjust all claims under any Condemnation proceedings or any dispute regarding title defects.

Section 7.3.      Recovery Against Contractor, Etc.

(a)            If at any time during the Contract Term, proceeds shall become available from any recovery against a contractor, subcontractor, materialmen, Seller or other Person with respect to acquisition, construction, reconstruction or equipping of the Project, such Net Proceeds shall, provided no Event of Default under Section 10.1 hereof has occurred and is continuing, be delivered to the Trustee and deposited by the Trustee in the Renewal Fund in accordance with Section 4.09 of the Indenture. The Trustee will then pay to the Company out of the Net Proceeds of such recovery and upon submission by the Company of requisitions, in accordance with Section 4.09 of the Indenture, the Project Costs and/or costs or curing any default or misrepresentation by such contractor, subcontractor, materialmen, guarantor, surety, Seller or other Person and the balance remaining in the Renewal Fund, if any, shall be deposited into the Bond Fund for payment of debt service on the Bonds or paid to the Company, so long as no Event of Default has occurred or is continuing hereunder and the Company is meeting its Financial Covenants. Any recovery or other receipts by the Company that do not directly arise out of the damage, destruction or condemnation of, or title defect in, of the Project or as described in this subsection (a), may be retained by the Company. Upon the occurrence and continuation of an Event of Default, proceeds available from any recovery against a contractor, subcontractor, materialmen, guarantor, surety, Seller or other Person with respect to acquisition, construction, reconstruction or equipping of the Project shall be delivered to the Trustee and deposited into the Revenue Fund and disbursed in accordance with the Indenture.

(b)            Except upon the occurrence and continuation of an Event of Default, the Company shall have the right to settle and adjust all claims against such contractors, subcontractors, materialmen, guarantors, sureties, Seller or other Persons. Upon the occurrence and continuation of an Event of Default, all such rights to settle and adjust all claims against such contractors, subcontractors, materialmen, guarantors, sureties, Seller or other Persons and may be enforced by the Trustee as directed by the Majority Holders. Any recovery of judgment shall be for the benefit of the Bondholders, subject to the provisions of the Trust Agreement.

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ARTICLE VIII.

SPECIAL COVENANTS

Section 8.1.            Hold Harmless Provisions.

(a)            The Company agrees that the Issuer, the Trustee and their respective members, officers, directors, employees, servants, attorneys, consultants, contractors and agents (other than the Company) (collectively, the “Indemnified Parties”) shall not be liable for, and agrees to defend, indemnify, release and hold the Indemnified Parties harmless from and against, any and all (i) liability for loss or damage to Property or injury to or death of any and all Persons that may be occasioned by, directly or indirectly, any cause whatsoever pertaining to the Project or arising by reason of or in connection with the occupation or the use thereof or the presence of any person or property on, in or about the Project, or (ii) liability arising from or expense incurred by the Issuer’s financing, acquisition, construction and equipping of the Project, or (iii) liability arising out of any violation of Environmental Laws arising on the Land other than any violation of Environmental Laws arising on the Land that is related in any way to the AOC of Dow Chemical with the USEPA affecting the Project Site and described in the limited warranty deed from The Dow Chemical Company recorded at Book 885, Pages 564-577 of the Official Records of the Lawrence County, Ohio Recorder, or in connection with the operation of the Project, or (iv) liability arising out of any release of Hazardous Materials from the Project or in connection with the handling of Hazardous Materials at the Project; in each case, including, without limiting the generality of the foregoing, all claims arising from the breach by the Company of any of the covenants contained herein, all claims, causes of action, judgments, liabilities, losses, damages, costs and expenses (including attorneys’ fees) arising out of or in connection with the issuance and administration of the Bonds under the Indenture, and all causes of action and attorneys’ fees and any other expenses incurred in defending any suits or actions which may arise as a result of any of the foregoing, provided that any such losses, damages, liabilities or expenses of the Indemnified Parties are not incurred or do not result from the gross negligence or intentional willful misconduct of the Indemnified Parties as the case may be. The foregoing indemnities shall apply notwithstanding the fault or negligence on the part of the Indemnified Parties and irrespective of the breach of a statutory obligation or the application of any rule of comparative or apportioned liability, except as otherwise provided in this subsection (a).

(b)           In the event of any claim against the Indemnified Parties by any employee of the Company or any contractor of the Company or anyone directly or indirectly employed by any of them or anyone for whose acts any of them may be liable, the obligations of the Company hereunder shall not be limited in any way by any limitation on the amount or type of damage, compensation or benefits payable by or for the Company or such contractor under Workers’ Compensation acts, disability benefits or other employee benefit acts.

(c)            To effectuate the provisions of this Section, the Company agrees to provide for and insure, in the liability policies required in Section 6.3(a)(iv) hereof, its liabilities assumed pursuant to this Section, provided that any indemnity required by this Section shall not be limited to the amounts of insurance coverage obtained pursuant to Section 6.3(a)(iv) hereof.

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(d)           Notwithstanding any other provisions of this Loan Agreement, the obligations of the Company pursuant to this Section shall remain in full force and effect after the termination of this Loan Agreement until the expiration of the period stated in the applicable statute of limitations, during which a claim, cause of action or prosecution relating to the matters herein described may be brought and the payment in full or the satisfaction of such claim, cause of action or prosecution relating to the matters herein described and the payment of all expenses and charges incurred by the Indemnified Parties, relating to the enforcement of the provisions herein specified.

Section 8.2.            Right of Access. The Company agrees that the Issuer, the Trustee and their duly authorized agents have the right at all reasonable times during the Contract Term and upon reasonable advance notice to the Company to enter upon and to examine and inspect the Project.

Section 8.3.            Agreement to Provide Information. The Company agrees, whenever reasonably requested by the Issuer or the Trustee, to provide and certify or cause to be provided and certified such information concerning the Company, its compliance with its representations and warranties under the Financing Documents, its finances and other topics as the Issuer or the Trustee from time to time reasonably considers necessary or appropriate, including, but not limited to, (a) such information as to enable the Issuer and the Trustee to make any reports required by law, governmental regulation or the Indenture, (b) such information as may be reasonably required by a Holder of the Bonds to effect a transfer of such Bonds, and to assure the purchaser thereof of the continuance of the exclusion from gross income for Federal income tax purposes of interest on the Tax-Exempt Bonds, or (c) such information as may be required by Bond Counsel to enable it to render an unqualified opinion as of the proposed date of transfer of any Bonds that interest on the Tax-Exempt Bonds is excludable from gross income for Federal income tax purposes. Nothing contained in this Section shall require the Company to disclose information of a proprietary nature or that otherwise may be the subject of a confidentiality or similar non-disclosure agreement to which the Company is, or may become, a party.

The Company further agrees to maintain in electronic format so long as the Bonds remain Outstanding copies of all information available to the initial purchasers of the Bonds for review upon request by the Owners or any purported transferee(s) of the Bonds, which the Company shall make available for review, subject only to the requirement that such Owners and/or purported transferee(s) execute a nondisclosure agreement with respect to information considered to constitute confidential proprietary information and that the Company does not reasonably believe any such purported transferee is a competitor of the Company.

Section 8.4.            Books of Record and Account. The Company agrees to maintain proper accounts, records and books in which full and correct entries shall be made, in accordance with GAAP, of all business and affairs of the Company.

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Section 8.5.            Compliance With Orders, Ordinances, Etc.

(a)            The Company agrees that it will, throughout the Contract Term, promptly comply with all statutes, codes, laws, acts, ordinances, resolutions, impositions, assessments, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements of all federal, state, county, municipal and other governments, departments, commissions, boards, companies or associations insuring the premises, courts, authorities, officials and officers, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter may be applicable to the Project or any part thereof, or to any use, manner of use or condition of the Project or any part thereof.

(b)            Notwithstanding the provisions of subsection (a) above, the Company may in good faith contest the validity or the applicability of any requirement of the nature referred to in subsection (a) above, provided that the Company has furnished to the Trustee a bond or cash deposit, or opinion of Independent Counsel, as described in Section 6.7(b). In such event, the Company may fail to comply with the requirement or requirements so contested during the period of such contest and any appeal therefrom, unless by failure to comply with such requirement or requirements (i) the Project or any part thereof may be subject to loss or forfeiture, or (ii) the Issuer or any of its members, officers, agents (other than the Company) or servants may be liable for prosecution for failure to comply therewith, in which case the Company shall promptly take such action with respect thereto as shall satisfy the Issuer.

Section 8.6.            Discharge of Liens and Encumbrances.

(a)            The Company shall not permit or create or suffer to be permitted or created any Lien (except for Permitted Liens) upon the Project or any part thereof.

(b)           Notwithstanding the provisions of subsection (a) above, the Company may in good faith contest any such Lien, provided that the Company shall have first notified the Issuer and the Trustee of such contest and provided the Trustee a bond or cash deposit, or opinion of Independent Counsel, as described in Section 6.7(b). In such event, the Company may permit the items so contested to remain undischarged and unsatisfied during the period of such contest and any appeal therefrom, unless by nonpayment of any such item or items the Lien of the Mortgage may be endangered or the Project or any part of the Project may be subject to loss or forfeiture.

Section 8.7.            Performance by Trustee of Company’s Obligations. Should the Company fail to make any payment or to do any act as herein provided for a period of ten Business Days after receiving written notice of such failure to pay or act: (a) the Trustee may (but is not obligated to), without releasing the Company from any obligation herein, make or do the same, including without limitation, appearing in and defending any action purporting to affect the rights or powers of the Company or the Issuer or the value of the Project, and paying all expenses, including, without limitation, reasonable attorneys’ fees; and (b) the Company will pay immediately upon demand all sums so expended by the Trustee under the authority hereof, together with interest thereon at a per annum rate of interest equal to the Default Rate, provided, however, that upon the written direction of the Company the Trustee shall not make any payment or do any act which would limit the Company’s rights under Section 6.7(b) or 10.1(a)(iii) hereof.

Section 8.8.            Company to Maintain its Existence; Conditions Under Which Exceptions Permitted; Formation of Subsidiaries. The Company agrees that so long as the Bonds are Outstanding, it will maintain its legal existence, will not dissolve or liquidate or otherwise dispose of more than three percent (3%) of the net book value of its Property, Plant and Equipment and personal and intangible assets (based upon the then most recent audited financial statements), and will not merge or be consolidated with or into any other Person or permit one or more Persons to consolidate with or merge into it, unless the following conditions are met: (a) the surviving, resulting or transferee entity, as the case may be, is organized under the laws of one of the states of the United States of America and qualifies to do business in the State; (b) the surviving, resulting or transferee entity, as the case may be, assumes in writing all of the obligations of and restrictions on the Company under this Loan Agreement and any other agreement securing the Company’s performance hereunder; (c) the consummation of the transaction will not adversely affect the exclusion from gross income of the interest payable on the Series 2020 Bonds; (d) immediately after the consummation of the transaction, and after giving effect thereto, the surviving, resulting or transferee entity, as the case may be, has a net worth at least equal to the net worth of the Company immediately prior to the transaction; and (e) as of the date of such consolidation, merger, sale or transfer, the Issuer and the Trustee shall be furnished with (i) an opinion of Independent Counsel opining as to the compliance with items (a), (b) and (d) above, (ii) an opinion of Bond Counsel opining as to the compliance with item (c) above, (iii) an opinion of an Accountant opining as to the compliance with item (d) above, (iv) a certificate dated the effective date of such consolidation, merger, sale or transfer, signed by an Authorized Representative of the Company and the chief executive officer of the surviving, resulting or transferee entity, as the case may be, to the effect that immediately after consummation of the transaction, and after giving effect thereto, no Event of Default exists under this Loan Agreement and no event exists, which, with notice or lapse of time or both, would become such an Event of Default, and (v) the Company obtains the prior written consent of the Majority Holders.

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Section 8.9.            Construction Monitor. The Company shall engage a Construction Monitor on a consistent basis from the Closing Date until at least one year following the achievement of name-plate Facility performance for a period of at least thirty (30) consecutive days. Such Construction Monitor shall serve for the benefit of the Bondholders to perform the duties outlined below during construction and ramp-up under a written agreement in form and substance acceptable to the Majority Holders:

(a)            Review all engineering, procurement, and construction contracts essential to completion of construction of the Project and report on construction progress;

(b)            Attend period project review meetings;

(c)            Review the progress of design for compliance with the milestone schedule;

(d)            Review procurement contracts’ overall progress;

(e)            Conduct periodic monthly on-site visits for observation of the work in progress to determine that the Project is proceeding in general accordance with the milestone schedule and with the agreed-upon design concepts;

(f)             Monitor technical aspects associated with, and progress towards mechanical completion, substantial completion, and final completion including punchlist;

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(g)           Review Change Orders to any applicable engineering, procurement, and construction contracts, including a determination of the impact of changes to the construction cost and schedule, and on the ability of the Project to meet its performance guarantees;

(h)           Prepare monthly status reports comparing monthly status reports received by the Construction Monitor to Construction Monitor’s independent observation, which report shall cover the general status of engineering, procurement, construction, and commissioning of the Project versus the milestone construction schedule, the status of the budget versus actual expenditures, status of planned contract expenditures versus actual expenditures, status of Change Orders or claims, and areas of concern and corrective actions being taken of which the Construction Monitor is aware;

(i)             Review monthly Bond requisitions and supporting documentation required by the Bond Documents and provide the requisite certifications and opinion required of the Construction Monitor in the form of Requisition attached as Exhibit B to the Indenture;

(j)             Monitor commission activities and development of punchlists and review turnover packages as such packages are accepted by Borrower;

(k)            Confirm successful completion of performance testing (including environmental testing);

(l)             Review all substantial completion notices and associated punchlist and conform that the conditions for substantial completion of the Project have been met;

(m)           Monitor successful completion of each punchlist item by telephone; review the contractor’s final completion notice;

(n)            Provide independent engineer’s letters or certificates as required by the Bond Documents;

(o)            Review detailed test procedures with respect to the Project and assess compliance with the applicable performance and emissions compliance testing criteria;

(p)            Monitor data collection procedures, testing instrumentation, and operating and testing personnel during the performance tests, including emissions compliance testing;

(q)            Review the test reports prepared by contractors and Borrower;

(r)             Prepare a letter report summarizing testing procedures and testing witnessed by the Construction Monitor.

Section 8.10.           Additional Project Documents. The Company acknowledges that it has collaterally assigned all of its right, title and interest in and to each Project Document related to the construction, installation, equipping, supply, offtake or operation of the Project to the Trustee pursuant to the Security Agreement. The Company covenants and agrees that to the extent that it enters into any Project Document related to the construction, installation, equipping, supply, offtake or operation of the Project after the Closing Date, then with respect to such Project Document, the Company shall comply with the following: (a) the Trustee shall be designated as a “notice party” under any such Project Document in order to receive any notices of default provided thereunder, and the Company shall notify the other parties to any such Project Document of any change of name or address of the Trustee, and (b) the Company shall require each party to any such Project Document to execute and deliver to the Trustee a Consent and Agreement, containing substantially the same language or language to similar effect, in the form set forth in Exhibit L attached to the Security Agreement, and such Consent and Agreement shall specifically acknowledge that the applicable Project Document constitutes an “Assigned Contract” under and as defined in the Security Agreement.

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ARTICLE IX.

TRANSFER OF PROJECT, ASSIGNMENTS AND LEASING;

PLEDGE AND ASSIGNMENT OF INTERESTS

Section 9.1.            Restriction on Transfer of Project.

(a)            Except as otherwise specifically provided in this Loan Agreement, the Company shall not during the Contract Term sell, convey, transfer, encumber or otherwise dispose of the Project or any part thereof or any of its rights under this Loan Agreement, without the prior written consent of the Majority Holders. Notwithstanding the foregoing provision, the Company may sell, convey or transfer the entire Project so long as:

(i)             Upon such sale, conveyance or transfer, the Company causes all Bonds to be redeemed pursuant to Section 3.01(b)(i) of the Indenture or defeased pursuant to Article VII of the Indenture; or

(ii)            With the written consent of the Majority Holders, the party to whom the Company sells, conveys or transfers the Project assumes all of the Company’s obligations hereunder and under the other Bond Documents.

Section 9.2.            Assignment and Leasing. Subject to Section 8.8 hereof, this Loan Agreement may not be assigned in whole or in part and the Project may not be leased as a whole or in part by the Company, without the consent of the Majority Holders.

Section 9.3.             Installation of Additional Equipment.

(a)            In any instance where the Company determines that any item of Equipment necessary for the day-to-day operation of the Project has become inadequate, obsolete, worn out, unsuitable, undesirable or unnecessary, the Company may, after giving written notice to the Trustee, remove such item of Equipment from the Improvements and may sell, trade-in, exchange or otherwise dispose of the same, as a whole or in part, for fair market value in an arms-length transaction; provided that such removal does not materially impair the efficient operation of the Project for the purpose for which it was intended and provided further that any proceeds remaining after such sale, trade-in, exchange or other disposal shall be deposited in the Repair and Replacement Fund to the extent necessary to make the balance in the Repair and Replacement Fund equal to the Repair and Replacement Fund Requirement, and if at such time the balance in the Repair and Replacement Fund is equal to the Repair and Replacement Fund Requirement, to the Bond Fund to pay debt service on the Senior Bonds

(b)            The removal of any item of machinery or equipment pursuant to this Section shall not entitle the Company to any abatement or diminution of any amounts payable under this Loan Agreement.

Section 9.4.            Pledge and Assignment of Issuer’s Interests to the Trustee. The Issuer hereby pledges and assigns certain of its rights and interests under and pursuant to this Loan Agreement to the Trustee as security for the payment of the principal of, premium, if any, and interest on the Bonds. Such pledge and assignment shall in no way impair or diminish any obligation of the Issuer under this Loan Agreement. The Company hereby consents to such pledge and assignment by the Issuer to the Trustee and specifically agrees to perform for the benefit of the Trustee all of its duties and undertakings hereunder and any duties of the Company set forth in the Indenture. Except as provided in this Section, the Issuer shall not assign its interests in the Loan Agreement in whole or in part without the prior written consent of the Company, which consents shall not be unreasonably withheld or delayed, and the consent of the Majority Holders.

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ARTICLE X.

EVENTS OF DEFAULT AND REMEDIES

Section 10.1.          Events of Default Defined.

(a)            The following shall be “Events of Default” under this Loan Agreement and the terms “Event of Default” or “Default” shall mean, whenever they are used in this Loan Agreement, any one or more of the following events:

(i)             The failure by the Company to pay or cause to be paid the amounts specified to be paid pursuant to Section 5.1(a) hereof on the date when due;

(ii)            The failure by the Company to observe and perform any covenants contained in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(iv), 2.4(b)(v), 2.4(b)(vii), 2.4(b)(viii), 2.6, 6.3, 6.4, 6.7, 8.1, 8.6, 8.8, 9.1 and 9.2 hereof;

(iii)           The failure by the Company to observe and perform any covenant, condition or agreement hereunder on its part to be observed or performed (except obligations referred to in subsection (a)(i) and (ii) above and subsection (vii) below for which no cure period shall apply) for a period of thirty (30) days after written notice, specifying such failure and requesting that it be remedied, is given to the Company by the Trustee or by the Majority Holders; provided, that the failure to make the deposit required pursuant to Section 2.14 hereof shall not constitute an Event of Default if the Company can demonstrate to the Trustee that sufficient funds are on deposit with the Trustee to repay the purchase price of the Bonds paid by the initial purchasers thereof on the Closing Date, together with accrued interest since the immediately preceding Interest Payment Date, or the Closing Date if applicable, and any principal having accrued on such Bonds since the Closing Date as a result of such Bonds being purchased on the Closing date at an amount less than par;

(A)           Subject to clause (A) above, if the covenant, condition, or agreement which the Company has failed to observe or perform (1) does not relate to the payment of money or other obligations referred to in subsection (a)(1) or (ii) above or subsection (vii) below, and (2) is of such a nature that it cannot reasonably be fully cured with such thirty (30) day period, the Company shall not be in default if it commences a cure within such period and thereafter diligently proceeds with all action required to complete such cure and, in any event, completes such cure within sixty (60) days of such written notice from the Trustee or the Holder of the Bonds, or such longer period as is agreed to by the Majority Holders of the Bonds;

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(iv)          The dissolution or liquidation of the Company or the filing by the Company of a request or petition for liquidation, reorganization, adjustment of debts, arrangement, adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction; or the institution by the Company of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of the Company; or the failure by the Company within sixty (60) days to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Project; or the failure by the Company within sixty (60) days to lift or otherwise discharge the filing against the Company of a request or a petition for liquidation, reorganization, adjustment of debts, arrangement, adjudication as a bankrupt or similar relief under the bankruptcy, insolvency or similar laws of the United States or any state or territory thereof or any foreign jurisdiction; or the failure by the Company within sixty (60) days to lift or otherwise discharge the institution against the Company of any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against, or winding up of affairs of the Company; or appointment by final order, judgment or decree of a court of competent jurisdiction of a trustee or receiver of the Company or for a trustee, receiver or agent to take charge of any property of the Company or the Company shall make a general assignment for the benefit of its creditors; or the failure of the Company to generally pay its debts as such debts become due;

(v)            The occurrence of an “Event of Default” under the Financing Documents (other than the Continuing Disclosure Agreement) or the Project Documents which is not timely cured as provided therein;

(vi)           The Company or its Authorized Representative shall have made, in the Financing Documents, the Project Documents or in any certificate, statement, representation, warranty or financial statement heretofore or hereafter furnished to the Issuer or the Trustee in connection with the financing of the Project, a material representation which proves to have been false and misleading as of the time such statement was made, or any such Financing Document, Project Document, certificate, statement, representation, warranty or financial statement shall omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, which, if unintentionally made and capable of cure, is not made true within 30 days following notice thereof to the Company; and

(vii)          Failure to maintain (A) a Senior Parity Coverage Requirement of 125%, (B) an Overall Coverage Requirement of 110% or (C) sixty (60) Days Cash on Hand.

Section 10.2.          Remedies on Default.

(a)            Whenever any Event of Default shall have occurred and be continuing, the Trustee may, to the extent permitted by law, take any one or more of the following remedial steps:

(i)             Declare, by written notice to the Company, to be immediately due and payable, whereupon the same shall become immediately due and payable (A) all unpaid installments of the amounts payable pursuant to Section 5.1(a)(i)(A), 5.1(a)(ii)(A), and 5.1(a)(ii)(B) hereof in an amount equal to the amount required to be paid pursuant to Section 8.02(a) of the Indenture and (B) all other payments due under this Loan Agreement;

(ii)            Provide notice to the (a) Operating Revenue Escrow Agent that all directions as to the application of funds in the Operating Revenue Escrow Fund shall thereafter be made solely by the Trustee, and (b) Liquidity Reserve Escrow Agent that all directions as to the application of funds in the Liquidity Reserve Escrow Fund shall thereafter be made solely by the Trustee;

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(iii)           Foreclose on the lien(s) under any and all Security Documents and take any and all other lawful actions available to a secured party under applicable law including without limitation as secured party under the UCC;

(iv)          Terminate the disbursement of any moneys in the Project Fund or in any other fund created under the Indenture and apply such moneys to the payment of any amounts due or thereafter to become due under this Loan Agreement;

(v)           Take any other action at law or in equity which may appear necessary or desirable to collect any amounts then due or thereafter to become due hereunder and to enforce the obligations, agreements or covenants of the Company under this Loan Agreement; and

(vi)           Upon the filing of a suit or other commencement of judicial proceedings, the Trustee shall be entitled, as a matter of right under this Loan Agreement, to the appointment of a receiver or receivers for the Company or the Project or for the revenues and receipts thereof pending such proceedings, with such powers as the court making such appointment shall confer.

(b)           Any sums paid to the Issuer as a consequence of any action taken pursuant to this Section (excepting sums payable to the Issuer as a consequence of action with respect to the Unassigned Rights) shall be paid to the Trustee and deposited by the Trustee in the Bond Fund and applied in accordance with the provisions of Section 8.05 of the Indenture.

(c)            No action taken pursuant to this Section (including repossession of the Project) shall relieve the Company from its obligation to make all payments required by this Loan Agreement.

(d)           Upon the occurrence and continuance of an Event of Default and upon the filing of a suit or other commencement of judicial proceedings to enforce the rights of the Trustee and of the Holders under the Indenture, the Trustee shall be entitled, as a matter of right under this Loan Agreement, to the appointment of a receiver or receivers for the Project and for the revenues and receipts thereof pending such proceedings, with such powers as the court making such appointment shall confer.

(e)           CONFESSION OF JUDGMENT. Except with respect to an Event of Default listed in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(v) and 8.1 of the Loan Agreement, for which the Trustee shall provide notice of default to the Company and prior to the execution of this confession of judgment provide the Company with thirty (30) days from the date of such notice for the Company to cure any such default, upon the occurrence of an Event of Default, the Company hereby submits (and waives all rights to object) to nonexclusive personal jurisdiction in the State of Ohio and authorizes any attorney designated by Holder or any clerk of any court of record in Ohio or elsewhere to appear for Company in any court of record and confess judgment against Company without prior hearing in favor of Holder for, and in the amount of, the outstanding principal balance of the Note, all accrued and unpaid interest thereon, all other amounts payable by Company to Holder under the terms of the Note, and costs of suit and actual attorneys’ fees incurred by Holder in connection with such confession of judgment. Holder agrees that in enforcing any judgment by confession, Holder shall not demand, solely with respect to attorneys’ fees incurred by Holder in connection with such indebtedness for which such judgment is rendered, any amounts in excess of the actual amount of attorneys’ fees charged or billed to Holder.

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Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay or execution, inquisition and other rights to which Company may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. Company hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary and desirable, for all of which the Note shall be sufficient warrant.

Section 10.3.     Remedies Cumulative. No remedy herein conferred upon or reserved to the Issuer or the Trustee is intended to be exclusive of any other available remedy, but each and every such remedy shall be cumulative and in addition to every other remedy given under this Loan Agreement or now or hereafter existing at law or in equity. No delay or omission to exercise any right or power accruing upon any default shall impair any such right or power or shall be construed to be a waiver thereof, but any such right and power may be exercised from time to time and as often as may be deemed expedient. In order to entitle the Issuer or the Trustee to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than such notice as may be herein expressly required in this Loan Agreement.

Section 10.4.     Agreement to Pay Attorneys’ Fees and Expenses. In the event the Company should default under any of the provisions of this Loan Agreement and such default is not cured within the applicable notice and grace periods provided herein and the Issuer or the Trustee should employ attorneys or incur other expenses for the collection of amounts payable hereunder or the enforcement of performance or observance of any obligations or agreements on the part of the Company herein contained, the Company shall, on demand therefor, pay to the Issuer or the Trustee, as the case may be, the reasonable fees of such attorneys and such other expenses so incurred.

Section 10.5.     No Waivers Except in Writing; No Additional Waiver Implied by One Waiver.

(a)            No Event of Default hereunder may be waived except in writing signed by (i) the Trustee or the Majority Holders and (ii) the Issuer, if such Event of Default pertains to an Unassigned Right.

(b)            In the event any agreement contained herein should be breached by either party and thereafter such breach be waived, such waiver shall be limited to the particular breach so waived and shall not be deemed to waive any other breach hereunder.

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ARTICLE XI.

EARLY TERMINATION OF LOAN AGREEMENT;
OPTIONS IN FAVOR OF COMPANY

Section 11.1.     Early Termination of Loan Agreement.

(a)            If any of the following events shall occur, the Company shall have the option to terminate this Loan Agreement prior to the conclusion of the Contract Term hereof upon compliance with the requirements set forth in Section 11.2 hereof:

(i)        the Project shall have been damaged or destroyed to the extent that, in the opinion of an Authorized Representative of the Company and Construction Monitor, the Project cannot be reasonably restored (within a period of six (6) consecutive months after such damage or destruction) to the condition it was in immediately preceding such damage or destruction;

(ii)       the Company is prevented or is reasonably expected to be prevented from carrying on its normal operations within the Project for a period of six (6) consecutive months after such damage or destruction; or

(iii)      title to or the use of all or any part of the Project shall have been taken by Condemnation so that in the opinion of an Authorized Representative of the Company and Construction Monitor, the Company is thereby prevented from carrying on its normal operations therein for a period of six (6) consecutive months after such taking.

(b)            The Company shall have an additional option, in its sole discretion, to terminate this Loan Agreement on any date on which the Series 2020 Bonds are subject to optional or extraordinary optional redemption in whole pursuant to Section 3.01(b) of the Indenture or on any date on which the lien of the Indenture has been released, discharged and satisfied in accordance with Section 7.01 thereof, upon filing with the Trustee a certificate signed by an Authorized Representative of the Company stating the Company’s intention to do so pursuant to this subsection (b) and upon compliance with the requirements set forth in Section 11.2 hereof and Sections 3.01 and 7.01 of the Indenture.

(c)            The Company shall provide for payment of the then Outstanding Bonds in whole or in part as required by Section 3.01(e) of the Indenture upon the occurrence of a Determination of Taxability. The obligation of the Company to comply with the requirements of this subsection (c) shall be absolute and unconditional to the same extent as provided in Section 5.1 and 5.2 hereof.

Section 11.2.     Conditions to Early Termination of Loan Agreement. In the event the Company exercises its option, or is required, to terminate this Loan Agreement in accordance with any provision of Section 11.1 hereof, the Company shall comply with the requirements set forth in the following three subsections:

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(a)            The following payments shall be made:

(i)        To the Trustee for the account of the Issuer, an amount which, when added to the total amount of moneys on deposit with the Trustee for the account of the Issuer and the Company, will be sufficient (A) to pay the amount required by Section 3.01(c) of the Indenture, if such termination is pursuant to Section 11.1(a) hereof, or (B) to pay the Outstanding Bonds together with all interest which will accrue to the date of payment of the Bonds and any premium due on the Bonds (such payment to be computed in accordance with Sections 3.01(b) and 7.01 of the Indenture), if such termination is pursuant to Sections 11.1(b) or (c) hereof, or (C) to pay the principal amount, premium and interest required by Section 3.01(e) of the Indenture, if such termination is pursuant to Section 11.1(c) hereof;

(ii)       To the Trustee, an amount sufficient to pay all unpaid fees and expenses and indemnities owed to the Trustee and any additional Paying Agents under the Indenture;

(iii)      To the Issuer, an amount certified by the Issuer as sufficient to pay all unpaid reasonable fees and expenses of the Issuer and its members, officers, agents, servants and employees incurred under this Loan Agreement and any other Financing Documents; and

(iv)     To the appropriate Person, an amount sufficient to pay all other fees, expenses or charges, if any, due and payable or to become due and payable under this Loan Agreement and the other Financing Documents and not otherwise paid or provided for.

(b)            The Company shall express any opinion required by the provisions of Section 11.1(a) hereof and shall exercise its option to terminate this Loan Agreement (whether or not such an opinion is required) in a certificate (i) setting forth the provision of Section 11.1(a) permitting or requiring early termination of this Loan Agreement, (ii) signed by an Authorized Representative of the Company and Construction Monitor and (iii) filed with the Trustee within thirty (30) days after the happening of the event permitting or requiring such termination. Any such certificate and any certificate filed pursuant to Section 11.1(b) hereof shall also specify the date upon which the payments pursuant to subsection (a) above shall be made, which date shall be not less than ten (10) nor more than twenty (20) days after the date such certificate is filed with the Issuer and the Trustee.

(c)            Arrangements shall be made, satisfactory to the Trustee and its counsel, for the payment or redemption of the Outstanding Bonds.

Section 11.3.     Amounts Remaining on Deposit with the Trustee upon Payment of Bonds. After payment in full of the principal of, premium, if any, and interest on the Bonds and the payment of all fees, charges, expenses and other amounts required to be paid under the Bond Documents and during any claw-back period upon a bankruptcy of the Company, all amounts on deposit with the Trustee for the account of the Issuer and the Company under the Bond Documents (except for amounts attributable to Unassigned Rights and except for the moneys and investments from time to time in the Rebate Fund) shall belong to and be paid to the Company by the Trustee as an overpayment on the Loan Payments and neither the Trustee nor the Owners of the Bonds shall have any rights hereunder, except those that have theretofore vested.

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ARTICLE XII.

MISCELLANEOUS

Section 12.1.     Notices.

(a)            All notices, certificates and other communications hereunder shall be in writing and, unless otherwise specifically directed or permitted by another section of this Loan Agreement, shall be (i) personally delivered, or (ii) sent by United States Postal Service prepaid registered or certified mail, return receipt requested, or (iii) sent overnight via Federal Express, UPS or other substantial national delivery service, addressed as follows:

To the Issuer:	With Copy To:
Southern Ohio Port Authority 602 7th Street, Room 404 Portsmouth, Ohio 45662 Attn: Chairperson	Patrick M. Woodside, Esq. Frost Brown Todd LLC 3300 Great American Tower 301 East Fourth Street Cincinnati, Ohio 45202
To the Trustee:
UMB Bank, N.A. 120 South 6th Street, Suite 1400 Minneapolis, Minnesota 55402 Attn: Corporate Trust
To the Company:	With Copy To:
PureCycle: Ohio LLC 5950 Hazeltine National Drive Suite 650 Orlando, Florida 32822 Attention: Michael Otworth Chief Executive Officer	Margaret W. Comey, Esq. Locke Lord LLP Anderson Center 7850 Five Mile Road Cincinnati, Ohio 45230

(b)            A duplicate copy of each notice, certificate and other communication given hereunder by either the Issuer or the Company to the other shall also be given to the Trustee. The Issuer, the Company and the Trustee may, by notice given hereunder, designate any further or different addresses to which subsequent notices, certificates and other communications shall be sent. All notices shall be deemed given on the date of personal delivery or, if mailed, five (5) days after mailing, or, if given, by overnight delivery service, on the date of receipt, as indicated in the records of the overnight delivery service.

Section 12.2.     Binding Effect. This Loan Agreement shall inure to the benefit of and shall be binding upon the Issuer, the Company and, as permitted by this Loan Agreement, their respective heirs, executors, administrators, successors and assigns, and shall also inure to the benefit of the Trustee.

Section 12.3.     Severability. In the event any provision of this Loan Agreement shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

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Section 12.4.     Amendments, Changes and Modifications. This Loan Agreement may not be amended, changed, modified, altered or terminated except by an instrument in writing executed by the parties hereto with the concurring written consent of the Trustee.

Section 12.5.     Execution of Counterparts. This Loan Agreement may be executed in several counterparts, each of which shall constitute an original and shall be fully binding on the signing party(ies), and, when assembled to include an original signature for each party contemplated to sign this Loan Agreement, will constitute a complete and fully executed original. All such fully executed counterparts will collectively constitute a single agreement.  Furthermore, the parties hereto each expressly agrees that if the signature of any party on this Loan Agreement is not an original, but is a digital, mechanical or electronic reproduction (such as, but not limited to, a photocopy, fax, e-mail, PDF, Adobe image, JPEG, telegram, telex or telecopy or generated by electronic signature software such as DocuSign), then such digital, mechanical or electronic reproduction shall be as enforceable, valid and binding as, and the legal equivalent to, an authentic and traditional ink-on-paper original wet signature penned manually by its signatory.

Section 12.6.     Applicable Law. This Loan Agreement shall be governed exclusively by the applicable laws of the State.

Section 12.7.     Survival of Obligations. The obligations of the Company to make the payments required by Section 5.1(c) hereof and to provide the indemnity required by Section 8.1 hereof shall survive the termination of this Loan Agreement and the full payment of the Bonds and the applicable claw-back period upon a bankruptcy of the Company.

Section 12.8.     Table of Contents and Section Headings Not Controlling. The Table of Contents and the headings of the several sections in this Loan Agreement have been prepared for convenience of reference only and shall not control, affect the meaning or be taken as an interpretation of any provision of this Loan Agreement.

Section 12.9.     No Recourse; Special Obligation.

(a)            The Issuer will not be obligated to pay the Bonds except from payments made by the Company under this Loan Agreement. The issuance of the Bonds will not directly or indirectly or contingently obligate the Issuer or the State to levy or pledge any form of taxation whatever. The Bonds do not now and shall never constitute a charge against the general credit of the Issuer, the State of Ohio or any political subdivision thereof.

(b)            No recourse shall be had for the payment of the principal of or interest on any of the Bonds or for any claim based thereon or upon any obligation, covenant or agreement contained herein or in the Indenture or in any other document executed by the Issuer in connection with the transaction contemplated by this Loan Agreement, against any past, present or future officer, employee or agent of the Issuer, or through the Issuer, or any successor corporation, under any rule of law or equity, statute or constitution or by the enforcement of any assessment or penalty or otherwise, and all such liability of any such officer, employee or agent as such is hereby expressly waived and released as a condition of and in consideration for the execution of this Loan Agreement, the Indenture and the issuance of any of the Bonds.

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(c)            Notwithstanding any provision of this Loan Agreement to the contrary, the Issuer shall not be obligated to take any action pursuant to any provision hereof unless (i) the Issuer shall have been requested to do so in writing by the Company or the Trustee, and (ii) if compliance with such request is reasonably expected to result in the incurrence by the Issuer (or any member, officer, agent, servant or employee of the Issuer) of any liability, fees, expenses or other costs, the Issuer shall have received from the party making such request security or indemnity satisfactory to the Issuer for protection against all such liability and for the reimbursement of all such fees, expenses and other costs.

Section 12.10.    Protection of Security Interests. The Issuer and the Company shall execute and deliver all instruments and shall furnish all information necessary or appropriate to perfect and protect and continue any security interests created or contemplated by this Loan Agreement or the Security Documents. The Trustee is hereby authorized to execute continuation statements on behalf of the Issuer and the Company if either shall fail to do so at any time.

Section 12.11.   Information Under Uniform Commercial Code. The following information is stated in order to facilitate filings under the Uniform Commercial Code of the State:

The secured party is the Southern Ohio Port Authority. Its address from which information concerning the security interest may be obtained is: 602 7th Street, Room 404, Portsmouth, Ohio 45662. The Debtor: (a) is a limited liability company organized under the laws of the State; (b) has the legal name PureCycle: Ohio LLC; and (c) has an address of 5950 Hazeltine National Drive, Suite 650, Orlando, FL 32822. The Assignee is the Trustee. Its address from which information concerning the assignment of the security interest may be obtained is 120 South 6th Street, Suite 1400, Minneapolis, Minnesota 55402.

Section 12.12.   Consent of Holders of Bonds. Notwithstanding any provision hereof to the contrary, in the case of any provision of this Loan Agreement providing for the consent or approval of the Holder of any Bond, the Issuer and Company acknowledge and agree that the approval or withholding of any requested consent, waiver or approval may be withheld or granted in the Holder’s sole and absolute discretion.

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[Signature Page to Loan Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the day and year first above written.

SOUTHERN OHIO PORT AUTHORITY

	By:	/s/ Robert Horton
Chairperson
Attest:

/s/ Mark Ward
Secretary-Treasurer, Southern Ohio Port Authority

PURECYCLE: OHIO LLC

	By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Chief Executive Officer

S-1

CERTIFICATE

The undersigned, Fiscal Officer of the Southern Ohio Port Authority, hereby certifies that the moneys required to meet the obligations of the Authority during the year 2020 under the foregoing Loan Agreement have been lawfully appropriated by the Board of Directors of the Authority for such purposes and are in the treasury of the Authority or in the process of collection to the credit of an appropriate fund, free from any previous encumbrances.  This certificate is given in compliance with Sections 5705.41 and 5705.44, Ohio Revised Code.

Dated: October 7, 2020	/s/ Mark Ward

Secretary-Treasurer
Southern Ohio Port Authority

S-2

EXHIBIT A-1

FORM OF PROMISSORY NOTE

(Form of the Series 2020A Promissory Note)

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE.

SERIES 2020A PROMISSORY NOTE

$219,550,000	October 7, 2020

PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”), for value received, promises to pay to the Southern Ohio Port Authority (the “Issuer”), the principal sum of

TWO HUNDRED NINETEEN MILLION FIVE HUNDRED FIFTY THOUSAND DOLLARS
($219,550,000)

and to pay (1) interest on the unpaid balance of such principal sum from and after the date of this Series 2020A Promissory Note (this “Note”) at the interest rate or interest rates borne by the Series 2020A Bonds (as defined below) and (2) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Series 2020A Bonds.

This Note has been executed and delivered by the Company pursuant to the Loan Agreement (the “Agreement”), dated as of October 1, 2020, between the Issuer and the Company. Terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement and the Indenture (as defined below).

Under the Agreement, the Issuer has loaned the Company the proceeds received from the sale of the Southern Ohio Port Authority, Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020A, dated as of the date of their issuance (the “Series 2020A Bonds”), and issued by the Issuer in the aggregate principal amount of $219,550,000. The proceeds of the Series 2020A Bonds will be applied to assist the Company in the financing of the Project. The Company has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in the Agreement. The Series 2020A Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”).

If payment or provision for payment in accordance with the Indenture is made with respect to the principal of, premium, if any, or interest on the Series 2020A Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment thereof has been made. The Company shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee for such payments or the provision thereof and any other amounts on deposit in the Bond Fund and available therefor pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

A-1-1

All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its corporate trust office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

The obligation of the Company to make the payments required hereunder shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction, regardless of any cause or circumstances whatsoever, including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.

This Note is subject to extraordinary, mandatory and optional prepayment, in whole or in part, upon the terms and conditions set forth in Article V of the Agreement. Any extraordinary, mandatory or optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

Whenever an Event of Default under Section 10.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 10.2 of the Agreement; provided, that any annulment of a declaration of acceleration with respect to the Series 2020A Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note or for any claim based thereon or on the Agreement or any agreement supplemental thereto, against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of the Company, or against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment, penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, members, directors, trustees, officers, employees or agents, as such, being released as a condition of and consideration for the execution of the Agreement and the issuance of this Note.

CONFESSION OF JUDGMENT. Except with respect to an Event of Default listed in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(v) and 8.1 of the Loan Agreement, for which the Trustee shall provide notice of default to the Company and prior to the execution of this confession of judgment provide the Company with thirty (30) days from the date of such notice for the Company to cure any such default, upon the occurrence of an Event of Default, the Company hereby submits (and waives all rights to object) to nonexclusive personal jurisdiction in the State of Ohio and authorizes any attorney designated by Holder or any clerk of any court of record in Ohio or elsewhere to appear for Company in any court of record and confess judgment against Company without prior hearing in favor of Holder for, and in the amount of, the outstanding principal balance of this Note, all accrued and unpaid interest thereon, all other amounts payable by Company to Holder under the terms of this Note, and costs of suit and actual attorneys’ fees incurred by Holder in connection with such confession of judgment. Holder agrees that in enforcing any judgment by confession, Holder shall not demand, solely with respect to attorneys’ fees incurred by Holder in connection with such indebtedness for which such judgment is rendered, any amounts in excess of the actual amount of attorneys’ fees charged or billed to Holder.

A-1-2

Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay or execution, inquisition and other rights to which Company may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. Company hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

A-1-3

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officer as of the date first written above.

PURECYCLE: OHIO LLC

By:
Name:
Title:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-1-4

ENDORSEMENT

Pay, without recourse, to the order of UMB Bank, N.A., a national banking association duly organized under the laws of the United States, as Trustee under the Indenture of Trust, dated as of October 1, 2020, between the Trustee and the undersigned.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

(Seal)

Attest:

Secretary-Treasurer, Southern Ohio Port Authority

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-1-5

EXHIBIT A-2

FORM OF PROMISSORY NOTE

(Form of the Series 2020B Promissory Note)

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE.

SERIES 2020B SUBORDINATE PROMISSORY NOTE

$20,000,000	October 7, 2020

PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”), for value received, promises to pay to the Southern Ohio Port Authority (the “Issuer”), the principal sum of

TWENTY MILLION DOLLARS
($20,000,000)

and to pay (1) interest on the unpaid balance of such principal sum from and after the date of this Series 2020B Promissory Note (this “Note”) at the interest rate or interest rates borne by the Series 2020B Bonds (as defined below) and (2) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Series 2020B Bonds.

This Note has been executed and delivered by the Company pursuant to the Loan Agreement (the “Agreement”), dated as of October 1, 2020, between the Issuer and the Company. Terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement and the Indenture (as defined below).

Under the Agreement, the Issuer has loaned the Company the proceeds received from the sale of the Southern Ohio Port Authority, Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Tax-Exempt Series 2020B, dated as of the date of their issuance (the “Series 2020B Bonds”), and issued by the Issuer in the aggregate principal amount of $20,000,000. The proceeds of the Series 2020B Bonds will be applied to assist the Company in the financing of the Project. The Company has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in the Agreement. The Series 2020B Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”).

If payment or provision for payment in accordance with the Indenture is made with respect to the principal of, premium, if any, or interest on the Series 2020B Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment thereof has been made. The Company shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee for such payments or the provision thereof and any other amounts on deposit in the Bond Fund and available therefor pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

A-2-1

All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its corporate trust office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

The obligation of the Company to make the payments required hereunder shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction, regardless of any cause or circumstances whatsoever, including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.

This Note is subject to extraordinary, mandatory and optional prepayment, in whole or in part, upon the terms and conditions set forth in Article V of the Agreement. Any extraordinary, mandatory or optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

Whenever an Event of Default under Section 10.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 10.2 of the Agreement; provided, that any annulment of a declaration of acceleration with respect to the Series 2020B Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note or for any claim based thereon or on the Agreement or any agreement supplemental thereto, against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of the Company, or against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment, penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, members, directors, trustees, officers, employees or agents, as such, being released as a condition of and consideration for the execution of the Agreement and the issuance of this Note.

CONFESSION OF JUDGMENT. Except with respect to an Event of Default listed in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(v) and 8.1 of the Loan Agreement, for which the Trustee shall provide notice of default to the Company and prior to the execution of this confession of judgment provide the Company with thirty (30) days from the date of such notice for the Company to cure any such default, upon the occurrence of an Event of Default, the Company hereby submits (and waives all rights to object) to nonexclusive personal jurisdiction in the State of Ohio and authorizes any attorney designated by Holder or any clerk of any court of record in Ohio or elsewhere to appear for Company in any court of record and confess judgment against Company without prior hearing in favor of Holder for, and in the amount of, the outstanding principal balance of this Note, all accrued and unpaid interest thereon, all other amounts payable by Company to Holder under the terms of this Note, and costs of suit and actual attorneys’ fees incurred by Holder in connection with such confession of judgment. Holder agrees that in enforcing any judgment by confession, Holder shall not demand, solely with respect to attorneys’ fees incurred by Holder in connection with such indebtedness for which such judgment is rendered, any amounts in excess of the actual amount of attorneys’ fees charged or billed to Holder.

A-2-2

Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay or execution, inquisition and other rights to which Company may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. Company hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

A-2-3

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officer as of the date first written above.

PURECYCLE: OHIO LLC

By:
Name:
Title:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-2-4

ENDORSEMENT

Pay, without recourse, to the order of UMB Bank, N.A., a national banking association duly organized under the laws of the United States, as Trustee under the Indenture of Trust, dated as of October 1, 2020, between the Trustee and the undersigned.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

(Seal)

Attest:

Secretary-Treasurer, Southern Ohio Port Authority

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-2-5

EXHIBIT A-3

FORM OF PROMISSORY NOTE

(Form of the Series 2020C Promissory Note)

AFTER THE ENDORSEMENT AS HEREON PROVIDED AND PLEDGE OF THIS NOTE, THIS NOTE MAY NOT BE ASSIGNED, PLEDGED, ENDORSED OR OTHERWISE TRANSFERRED EXCEPT TO AN ASSIGNEE OR SUCCESSOR OF THE TRUSTEE IN ACCORDANCE WITH THE INDENTURE.

SERIES 2020C SUBORDINATE PROMISSORY NOTE

$10,000,000	October 7, 2020

PureCycle: Ohio LLC, an Ohio limited liability company (the “Company”), for value received, promises to pay to the Southern Ohio Port Authority (the “Issuer”), the principal sum of

TEN MILLION DOLLARS
($10,000,000)

and to pay (1) interest on the unpaid balance of such principal sum from and after the date of this Series 2020C Promissory Note (this “Note”) at the interest rate or interest rates borne by the Series 2020C Bonds (as defined below) and (2) interest on overdue principal, and to the extent permitted by law, on overdue interest, at the interest rate provided under the terms of the Series 2020C Bonds.

This Note has been executed and delivered by the Company pursuant to the Loan Agreement (the “Agreement”), dated as of October 1, 2020, between the Issuer and the Company. Terms used, but not defined herein, shall have the meanings ascribed to such terms in the Agreement and the Indenture (as defined below).

Under the Agreement, the Issuer has loaned the Company the proceeds received from the sale of the Southern Ohio Port Authority, Subordinate Exempt Facility Revenue Bonds (PureCycle Project), Taxable Series 2020C, dated as of the date of their issuance (the “Series 2020C Bonds”), and issued by the Issuer in the aggregate principal amount of $10,000,000. The proceeds of the Series 2020C Bonds will be applied to assist the Company in the financing of the Project. The Company has agreed to repay such loan by making Loan Payments at the times and in the amounts set forth in the Agreement. The Series 2020C Bonds have been issued, concurrently with the execution and delivery of this Note, pursuant to, and are secured by, the Indenture of Trust, dated as of October 1, 2020 (the “Indenture”), between the Issuer and UMB Bank, N.A., as trustee (the “Trustee”).

If payment or provision for payment in accordance with the Indenture is made with respect to the principal of, premium, if any, or interest on the Series 2020C Bonds from moneys other than Loan Payments, this Note shall be deemed paid to the extent such payments or provision for payment thereof has been made. The Company shall receive a credit against its obligation to make Loan Payments hereunder to the extent of the moneys delivered to the Trustee for such payments or the provision thereof and any other amounts on deposit in the Bond Fund and available therefor pursuant to the Indenture. Subject to the foregoing, all Loan Payments shall be in the full amount required hereunder.

A-3-1

All Loan Payments shall be payable in lawful money of the United States of America, in immediately available funds, and shall be made to the Trustee at its corporate trust office for the account of the Issuer, deposited in the Bond Fund and used as provided in the Indenture.

The obligation of the Company to make the payments required hereunder shall be absolute and unconditional, and the Company shall make such payments without abatement, diminution or deduction, regardless of any cause or circumstances whatsoever, including, without limitation, any defense, set-off, recoupment or counterclaim which the Company may have or assert against the Issuer, the Trustee or any other person.

This Note is subject to extraordinary, mandatory and optional prepayment, in whole or in part, upon the terms and conditions set forth in Article V of the Agreement. Any extraordinary, mandatory or optional prepayment is also subject to satisfaction of any applicable notice, deposit or other requirements set forth in the Agreement or the Indenture.

Whenever an Event of Default under Section 10.1 of the Agreement shall have occurred, the unpaid principal amount of and any premium and accrued interest on this Note may be declared or may become due and payable as provided in Section 10.2 of the Agreement; provided, that any annulment of a declaration of acceleration with respect to the Series 2020C Bonds under the Indenture shall also constitute an annulment of any corresponding declaration with respect to this Note. No recourse shall be had for the payment of the principal of, premium, if any, or interest on this Note or for any claim based thereon or on the Agreement or any agreement supplemental thereto, against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of the Company, or against any incorporator, member, director, trustee, officer, employee or agent, past, present or future, of any predecessor or successor corporation, as such, either directly or through the Company or any such predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment, penalty or otherwise, all such liability, whether at common law, in equity, by any constitution, statute or otherwise, of incorporators, members, directors, trustees, officers, employees or agents, as such, being released as a condition of and consideration for the execution of the Agreement and the issuance of this Note.

CONFESSION OF JUDGMENT. Except with respect to an Event of Default listed in Sections 2.4(a)(i), 2.4(a)(ii), 2.4(b)(v) and 8.1 of the Loan Agreement, for which the Trustee shall provide notice of default to the Company and prior to the execution of this confession of judgment provide the Company with thirty (30) days from the date of such notice for the Company to cure any such default, upon the occurrence of an Event of Default, the Company hereby submits (and waives all rights to object) to nonexclusive personal jurisdiction in the State of Ohio and authorizes any attorney designated by Holder or any clerk of any court of record in Ohio or elsewhere to appear for Company in any court of record and confess judgment against Company without prior hearing in favor of Holder for, and in the amount of, the outstanding principal balance of this Note, all accrued and unpaid interest thereon, all other amounts payable by Company to Holder under the terms of this Note, and costs of suit and actual attorneys’ fees incurred by Holder in connection with such confession of judgment. Holder agrees that in enforcing any judgment by confession, Holder shall not demand, solely with respect to attorneys’ fees incurred by Holder in connection with such indebtedness for which such judgment is rendered, any amounts in excess of the actual amount of attorneys’ fees charged or billed to Holder.

Company hereby releases, to the extent permitted by applicable law, all errors and all rights of exemption, appeal, stay or execution, inquisition and other rights to which Company may otherwise be entitled under the laws of the United States of America or of any state or possession of the United States of America now in force and which may hereafter be enacted. Company hereby consents to the immediate execution of such judgment. The authority and power to appear for and enter judgment against Company shall not be exhausted by one or more exercises thereof or by any imperfect exercise thereof and shall not be extinguished by any judgment entered pursuant thereto. Such authority may be exercised on one or more occasions or from time to time in the same or different jurisdictions as often as Holder shall deem necessary and desirable, for all of which this Note shall be sufficient warrant.

A-3-2

IN WITNESS WHEREOF, the Company has caused this Note to be executed in its name by its duly authorized officer as of the date first written above.

PURECYCLE: OHIO LLC

By:
Name:
Title:

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-3-3

ENDORSEMENT

Pay, without recourse, to the order of UMB Bank, N.A., a national banking association duly organized under the laws of the United States, as Trustee under the Indenture of Trust, dated as of October 1, 2020, between the Trustee and the undersigned.

SOUTHERN OHIO PORT AUTHORITY

By:
Chairperson

(Seal)

Attest:

Secretary-Treasurer, Southern Ohio Port Authority

WARNING – BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL. IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON ITS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

A-3-4